UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

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ANNTAYLOR STORES CORPORATION

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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7 TIMES SQUARE

NEW YORK, NEW YORK 10036

To Our Stockholders:

We are pleased to invite you to attend the Annual Meeting of the Stockholders of AnnTaylor Stores Corporation, which will be held Thursday, May 15, 2008 at 8:00 A.M., local time, at our offices at 7 Times Square, 5th Floor, New York, New York 10036.

The following pages include a formal notice of the meeting and the proxy statement. The proxy statement describes various matters on the agenda for the meeting. Please read these materials so that you will know what we plan to do at the meeting. It is important that your shares be represented at the Annual Meeting, regardless of whether you plan to attend the meeting in person. Please vote your shares as soon as possible through any of the voting options available to you as described in this proxy statement.

On behalf of management and the Board of Directors, we want to thank you for your continued confidence in AnnTaylor Stores Corporation.

Sincerely,

Kay Krill

President and Chief Executive Officer

New York, New York

April 3, 2008

7 TIMES SQUARE

NEW YORK, NEW YORK 10036

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 15, 2008

To the Stockholders of AnnTaylor Stores Corporation:

The 2008 Annual Meeting of the Stockholders of AnnTaylor Stores Corporation (the “Company”) will be held at 8:00 A.M., local time, on Thursday, May 15, 2008, at the Company’s offices at 7 Times Square, 5th Floor, New York, New York 10036, for the following purposes:

1.	To elect four Class II directors to the Board of Directors of the Company, each to serve for a term of three years;

2.	To approve amendments to the Company’s 2003 Equity Incentive Plan, as amended;

3.	To approve the Company’s amended and restated Associate Discount Stock Purchase Plan;

4.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2008 fiscal year; and

5.	Such other business as may properly come before the meeting.

Stockholders who hold our common stock at the close of business on March 20, 2008 are entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors,

Barbara K. Eisenberg

Secretary

New York, New York

April 3, 2008

Your vote is important. Whether or not you attend the meeting in person, please follow the instructions you received to vote your shares as soon as possible to ensure that your shares are represented at the meeting. If you wish to attend the Annual Meeting, please request paper copies of the proxy materials and bring the Admissions Ticket section of the proxy card as well as a form of government issued picture identification.

Help us preserve and protect the environment by eliminating paper proxy mailings to your home or business: with your consent, we will provide all future proxy voting materials and annual reports to you electronically. Instructions for consenting to electronic delivery can be found on your proxy card. Your consent to receive stockholder materials electronically will remain in effect until cancelled.

7 TIMES SQUARE

NEW YORK, NEW YORK 10036

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 15, 2008

We are furnishing this proxy statement and the accompanying proxy card to the stockholders of AnnTaylor Stores Corporation, a Delaware corporation (the “Company”), in connection with solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the Annual Meeting of Stockholders of the Company and at any and all adjournments or postponements of such meeting. The Annual Meeting will be held at 8:00 A.M., local time, on Thursday, May 15, 2008, at our offices located at 7 Times Square, 5th Floor, New York, New York 10036.

This proxy statement and the proxies solicited by this proxy statement will be made available to stockholders on or about April 3, 2008.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting. In addition, the Company’s management will report on the Company’s performance during 2007 and respond to questions from stockholders.

What if I received in the mail a Notice of Internet Availability of Proxy Materials?

In accordance with rules recently adopted by the Securities and Exchange Commission, we are providing our stockholders with access to our proxy materials over the Internet. On or about April 3, 2008, we are mailing to you a Notice of Internet Availability of Proxy Materials (“Notice”), which contains instructions on how to access our proxy materials over the Internet and vote online. If you received a Notice of Internet Availability of Proxy Materials, you will not receive a printed copy of our proxy materials by mail unless you request one. You may request printed copies of our proxy materials for the Annual Meeting by following the instructions included in the Notice.

What is a proxy?

A proxy is a document, also referred to as a proxy card, on which you authorize someone else to vote for you at the upcoming Annual Meeting in the way that you want to vote. You may also choose to abstain from voting. The Board is soliciting your vote as indicated in the Notice you received.

Who is entitled to vote?

You can vote if you were a holder of our common stock at the close of business on March 20, 2008 (the “Record Date”). At the close of business on the Record Date, there were 61,040,508 shares of common stock outstanding. Each common share has one vote.

How do I vote?

If you hold your shares in your own name on the Record Date, you have three ways to vote and submit your proxy before the Annual Meeting:

•	By Internet—We encourage you to vote and submit your proxy over the Internet at www.proxyvote.com.

•	By telephone—You may vote and submit your proxy by calling 1-800-690-6903.

•	By mail—If you received your proxy materials by mail, you may vote by completing, signing and returning the enclosed proxy card.

If you hold your shares through an account with a bank or broker, your ability to vote over the Internet or by telephone depends on the voting procedures of the bank or broker. Please follow the directions provided to you by your bank or broker.

All shares that are represented by properly executed proxies and received in time for voting at the Annual Meeting (and that have not been revoked) will be voted as instructed on the proxy. If you do not indicate otherwise, the shares represented by your properly completed and executed proxy will be voted FOR the election of all of the Board nominees for Class II directors and in favor of Proposals 2, 3 and 4 and such other business as may come before the meeting.

If you sign and submit the proxy card, vote through the Internet or by telephone, you may still attend the meeting in person. The meeting is being held at the Company’s offices located at 7 Times Square, 5th Floor, New York, New York 10036 at 8:00 A.M., local time, on Thursday, May 15, 2008. You will need to request a paper copy of the proxy materials (through any of the means indicated in the Notice) and bring the Admissions Ticket section of your proxy card, as well as a government issued picture identification to enter the meeting.

Who votes for me if I own my shares through the Company’s Associate Discount Stock Purchase Plan or the 401(k) Savings Plan?

The plan custodian or trustee, as the case may be, votes in accordance with your instructions. If you own shares through the Associate Discount Stock Purchase Plan and the custodian does not receive your properly completed and executed proxy with your voting instructions by May 12, 2008, the custodian will not vote your shares.

If you own shares through the 401(k) Savings Plan and the trustee does not receive your properly completed and executed proxy with your voting instructions by May 12, 2008, the trustee will vote your shares in the same proportion as it voted shares for which it received instructions.

What can I vote on?

At the Annual Meeting, you will be able to vote on the:

•	election of four Class II directors to the Board;

•	approval of amendments to the Company’s 2003 Equity Incentive Plan, as amended;

•	approval of the Company’s amended and restated Associate Discount Stock Purchase Plan;

•	ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2008 fiscal year; and

•	transaction of any other business as may properly come before the meeting, or any adjournments, continuations or postponements of the meeting.

We do not expect any other matters requiring a vote of the stockholders to be presented at the Annual Meeting, but if another matter is properly submitted, the individuals named in the proxy intend to vote on those matters in accordance with their best judgment.

How does the Board recommend I vote?

The Board recommends a vote:

•	FOR each of the four nominees for the Board of Directors;

•	FOR approval of amendments to the Company’s 2003 Equity Incentive Plan, as amended;

•	FOR approval of the Company’s amended and restated Associate Discount Stock Purchase Plan; and

•	FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2008 fiscal year.

How many shares must be present to conduct a meeting?

A quorum is necessary to hold a valid meeting of the stockholders. The presence, either in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting. All abstentions and broker non-votes will be included as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting.

What is a “broker non-vote”?

A “broker non-vote” occurs when a broker is not permitted under applicable rules and regulations to vote on a matter without instruction from the beneficial owner and no instruction has been given.

How are “broker non-votes” treated?

If you hold your shares in “street name” through a broker, bank or other nominee, shares represented by “broker non-votes” will be counted in determining whether there is a quorum, but not as shares present and voting on a specific proposal, thus having no effect on the outcome of such proposal.

How many votes are required to pass a proposal?

A favorable vote of a plurality of the shares present in person or represented by proxies and entitled to vote is required for the election of the Class II directors. This means that the nominees who receive the greatest number of votes for each open seat will be elected. For each of Proposals 2, 3, and 4, the affirmative vote of the holders of a majority of the shares of the Company’s common stock represented in person or by proxy and entitled to vote at the Annual Meeting is required for approval.

What happens if I abstain?

For Proposal 1, abstentions will not be counted and will have no effect on the outcome of the vote. For Proposals 2, 3, and 4, abstentions will be counted as shares present and entitled to vote and will have the same effect as a negative vote.

Can I change my vote after I have voted?

Yes. You can change your vote at any time before your proxy is voted at the Annual Meeting. A later vote by any means will cancel an earlier vote. The last vote we receive before the Annual Meeting will be the vote counted. You may change your vote in any of the following ways:

•	You may revoke your proxy by sending written notice before the Annual Meeting to the Company’s Secretary at AnnTaylor Stores Corporation, 7 Times Square, New York, NY 10036;

•	You may send the Company’s Secretary (to the address indicated above) a later-dated, signed proxy before the Annual Meeting;

•

If you voted through the Internet or by telephone, you may vote again over the Internet or by telephone prior to 11:59 p.m., Eastern Time, on May 14, 2008, and if you are voting shares held through the Company’s Associate Discount Stock Purchase Plan or 401(k) Savings Plan, by 11:59 p.m., Eastern Time, on May 12, 2008;

•	You may attend the Annual Meeting in person and vote. However, attending the Annual Meeting, in and of itself, will not change an earlier vote; or

•

If your shares are held in an account at a brokerage firm or bank, you may contact your brokerage firm or bank to change your vote or obtain a proxy to vote your shares if you wish to cast your votes in person at the Annual Meeting.

Who pays for soliciting the proxies?

The Company pays the cost of soliciting the proxies. We have retained Morrow & Co., Inc., a professional soliciting organization, to assist in soliciting the proxies from brokerage firms, custodians and other fiduciaries. The Company expects the fees for Morrow to be approximately $8,500. In addition, the Company’s directors, officers and employees may, without additional compensation, also solicit proxies by mail, telephone, Internet, personal contact, facsimile, or through similar methods.

CORPORATE GOVERNANCE

Board Committees

The Board of Directors has established the following committees to assist the Board in discharging its responsibilities: Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each committee is composed entirely of independent directors, as defined by the New York Stock Exchange listing standards and applicable law. The committees on which the independent directors serve as of the date of this proxy statement are set forth below:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
James J. Burke, Jr.	*		*
Wesley E. Cantrell		*	**
Dale W. Hilpert		**
Ronald W. Hovsepian	*	*	*
Linda A. Huett			*
Kay Krill
Michael W. Trapp	**
Daniel W. Yih	*

*	Member

**	Chair

Independence

Under our Corporate Governance Guidelines, at least a majority of our Board must meet the independence requirements of the New York Stock Exchange’s listed company rules and applicable law. With seven independent, non-employee directors out of eight current Board members, we have satisfied this requirement. As required by the New York Stock Exchange rules, the Board annually evaluates the independence of our directors by determining whether a director or any member of his or her immediate family has any material relationship with the Company, either directly or indirectly.

In accordance with the New York Stock Exchange rules, a director is not independent if:

•	The director is or has been within the last three years an employee of the Company.

•	An immediate family member of the director is or has been within the last three years an executive officer of the Company.

•

The director has received more than $100,000 in direct compensation from the Company during any twelve-month period within the last three years. This excludes director and committee fees or other forms of deferred compensation for prior service.

•	An immediate family member of the director of the Company has received more than $100,000 in direct compensation from the Company during any twelve-month period within the last three years.

•	The director or an immediate family member of the director is a current partner of the Company’s external auditor.

•	The director is a current employee of the Company’s external auditor.

•	An immediate family member of the director is a current employee of the Company’s external auditor and works in the auditor’s audit, assurance, or tax compliance practice.

•	Within the last three years, the director or immediate family member of the director was a partner or employee of the Company’s external auditor and personally worked on the Company’s audit.

•

The director or immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on the other company’s compensation committee.

•

The director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000 or 2% of the other company’s consolidated gross revenues.

In making its independence determinations, the Board considers and broadly evaluates all information provided by each director in response to detailed questionnaires concerning his or her independence and any direct or indirect business, family, employment, transaction, or other relationship or affiliation of such director with the Company.

The independent directors during fiscal year 2007 were:

•	James J. Burke, Jr.;

•	Wesley E. Cantrell;

•	Robert C. Grayson (no longer a director of the Company);

•	Dale W. Hilpert;

•	Ronald W. Hovsepian;

•	Linda A. Huett;

•	Michael W. Trapp; and

•	Daniel W. Yih.

Board Committee Functions

The functions of the standing committees are as follows:

Audit Committee

The purpose of the Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is to assist the Board of Directors in fulfilling its obligations regarding the accounting, auditing, financial reporting, internal control over financial reporting, financial risk and legal compliance functions of the Company and its subsidiaries. The Audit Committee’s principal functions include assisting the Board of Directors in its oversight of the:

•	integrity of the Company’s financial statements;

•	Company’s compliance with legal and regulatory requirements;

•	adequacy and effectiveness of the Company’s major financial, legal compliance, technology and business continuity risk exposures;

•	qualifications, independence and performance of the Company’s independent registered public accounting firm; and

•	performance of the Company’s internal audit function.

The Audit Committee also prepares the Audit Committee Report for inclusion in the proxy statement. The members all meet the Audit Committee independence and other requirements of the New York Stock Exchange and applicable law. The Board of Directors has determined that Messrs. Trapp and Yih each qualify as an “audit committee financial expert” within the meaning of the applicable rules of the Securities and Exchange Commission.

See “Audit Committee Report” for further information regarding the Audit Committee and its activities.

Compensation Committee

The purpose of the Compensation Committee is to discharge the responsibilities of the Board of Directors relating to compensation for the Company’s Chief Executive Officer, senior management and such other key management employees as the Compensation Committee may determine to ensure that management’s interests are aligned with the interests of stockholders of the Company. The Compensation Committee’s principal functions include:

•	establishing compensation philosophy and practices;

•	reviewing compensation of key executives to ensure that it is tied to performance;

•	reviewing and approving appropriate performance metrics under the Company’s incentive compensation plans, and determining amounts to be paid to key executives based on performance levels achieved;

•	making recommendations to the Board of Directors with respect to proposed employee benefits plans, incentive compensation plans and equity-based plans; and

•

reviewing and participating with management in the preparation of the Compensation Discussion and Analysis and preparing the Compensation Committee Report for inclusion in the proxy statement in accordance with the rules and regulations of the Securities and Exchange Commission.

During fiscal year 2007, the Compensation Committee retained Frederic W. Cook & Co., Inc., a nationally recognized compensation consultant, to advise it on executive compensation and related issues. See the “Compensation Discussion and Analysis” section of this proxy statement for further information regarding processes and procedures for the determination of executive compensation. The Company’s Board determines and reviews director compensation annually. You may refer to the section entitled “Director Compensation” for a description of those processes and procedures.

Nominating and Corporate Governance Committee

The purpose of the Nominating and Corporate Governance Committee is to provide assistance to the Board of Directors in corporate governance matters and in determining the proper size and composition of the Board. The Nominating and Corporate Governance Committee’s principal functions include:

•	identifying individuals qualified to become members of the Board of Directors;

•	recommending to the Board of Directors nominees for directors for each annual meeting of stockholders and nominees for election to fill any vacancies on the Board of Directors;

•	developing and recommending to the Board of Directors corporate governance principles applicable to the Company; and

•	leading the annual review of the Board’s performance.

The Nominating and Corporate Governance Committee will consider (in consultation with the Chairman of the Board) and recruit candidates to fill positions on the Board, including vacancies resulting from the removal, resignation or retirement of any director, an increase in the size of the Board of Directors or otherwise. In considering potential nominees to the Board, the Nominating and Corporate Governance Committee evaluates each potential candidate against its then-current criteria for selecting new directors. Such criteria embodies, at a minimum, any requirements of applicable law or listing standards, as well as consideration of a candidate’s strength of character, judgment, business experience, specific areas of expertise, factors relating to the composition of the Board (including its size and structure) and principles of diversity. In addition, the Nominating and Corporate Governance Committee will consider each potential candidate in light of the core competencies that the Committee believes should be represented on the Board of Directors and will also consider the mix of directors and their individual skills, experiences and diverse perspectives to ensure that the composition of the Board is appropriate to carry out its purposes.

The Company’s Nominating and Corporate Governance Committee is also authorized, at the Company’s expense, to retain search firms to identify candidates, including for purposes of performing “background reviews” of potential candidates. The Committee provides guidance to search firms it retains about the particular qualifications the Board is then seeking. The Committee retained a leading search firm this past year to assist the Committee in identifying potential directors.

Stockholders may recommend candidates for nomination to the Board of Directors for consideration by the Nominating and Corporate Governance Committee by submitting in writing the names and required supporting information described below to: Corporate Secretary, AnnTaylor Stores Corporation, 7 Times Square, New York, NY 10036. Such recommendation must contain certain information about the person whom the stockholder proposes to nominate and the stockholder giving the notice, including:

•	the name, age, business address, residential address and occupation of the proposed nominee;

•	the class and number of shares of common stock beneficially owned by the proposed nominee;

•	the name, address and class and number of shares of common stock beneficially owned by the proposing stockholder;

•	a description of the proposed nominee’s qualifications;

•	other relevant biographical data regarding the proposed nominee; and

•	the written consent of the proposed nominee to serve, if elected.

As required by the Company’s bylaws, in order for a stockholder to nominate a person for election to the Board at an annual meeting of the Company, the stockholder must be a stockholder of record on the date the notice described above is given and on the record date for the annual meeting, and must have given timely prior written notice to the Corporate Secretary of the Company. All the director candidates, including those recommended by stockholders, are evaluated on the same basis. The Nominating and Corporate Governance Committee will review any candidate recommended by the stockholders of the Company in light of the Committee’s criteria for selection of new directors.

Committee Charters

The charters for the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available free of charge on the Company’s website at http://investor.anntaylor.com or by writing to the Corporate Secretary, AnnTaylor Stores Corporation, 7 Times Square, New York, NY 10036.

Executive Sessions of Non-Management Directors

The Company’s independent directors meet separately in executive session without the Chief Executive Officer or representatives of management. These meetings occur at each regularly scheduled Board meeting in accordance with the Company’s Corporate Governance Guidelines. The Non-Executive Chairman of the Board presides at the executive sessions.

Director Attendance

The Company’s Board of Directors held seven meetings in fiscal year 2007. The Audit Committee and the Compensation Committee each held seven meetings, and the Nominating and Corporate Governance Committee held four meetings in fiscal year 2007. Each current director attended at least 85% of the Board meetings and at least 90% of meetings of the Board Committees on which he or she served.

It is the Company’s policy that all directors attend the Company’s Annual Meeting of Stockholders. All then current directors attended the 2007 Annual Meeting of Stockholders and it is anticipated that all directors will attend the 2008 Annual Meeting of Stockholders.

Corporate Governance Guidelines

The Board adopted the Corporate Governance Guidelines to assist it in the exercise of its responsibilities. The Company’s Corporate Governance Guidelines are available free of charge on the Company’s website at http://investor.anntaylor.com or by writing to the Corporate Secretary, AnnTaylor Stores Corporation, 7 Times Square, New York, NY 10036.

Related Person Transactions Policy and Procedures

It is the policy of the Board of Directors to approve or ratify, based upon the recommendation of the Audit Committee, any related person transaction which is required to be disclosed under the rules of the Securities and Exchange Commission. For purposes of this policy, the terms “transaction” and “related person” have the meanings contained in Item 404 of Regulation S-K. In determining whether the transaction should be approved or ratified by the Board, the Audit Committee and the Board considers:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction;

•	the significance of the transaction to the related person;

•	the significance of the transaction to the Company;

•	whether the transaction would impair the judgment of a Board member or an executive officer to act in the best interest of the Company; and

•	any other matters the Audit Committee or Board deems appropriate.

Any Audit Committee or Board member who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the Audit Committee or the Board which considers the transaction.

Related Person Transactions

During fiscal year 2007, the Company was not a participant in any related person transaction(s) requiring disclosure under Item 404 of Regulation S-K.

Business Conduct Guidelines

The Company has Business Conduct Guidelines that apply to all Company associates, including its Chief Executive Officer, Chief Financial Officer and Controller, as well as members of the Board of Directors. The Business Conduct Guidelines are available free of charge on the Company’s website at http://investor.anntaylor.com or by writing to the Corporate Secretary, AnnTaylor Stores Corporation, 7 Times Square, New York, NY 10036. Any updates or amendments to the Business Conduct Guidelines, and any waiver that applies to a director or the Chief Executive Officer, Chief Financial Officer or Controller, will also be posted on the website.

Stockholders Communications with the Board of Directors

Stockholders and other interested parties may write to the Board of Directors or the non-employee directors as a group at the following address:

Board of Directors

or

Outside Directors

AnnTaylor Stores Corporation

7 Times Square

New York, NY 10036

You can also report issues regarding accounting, internal accounting controls or auditing matters to the Company’s Board of Directors by writing to the above address or by calling the AnnTaylor Financial Integrity Reporting Line at (877) 846-8915. A call to this telephone line is anonymous, free and available 24 hours per day. Information about how to contact the Board and the Financial Integrity Reporting Line is also available on the Company’s website at http://investor.anntaylor.com.

Information on the Company’s website is not incorporated by reference into this proxy statement.

PROPOSAL 1

ELECTION OF CLASS II DIRECTORS

The Board of Directors of the Company is presently composed of eight members and the directors are divided into three classes, designated Class I, Class II and Class III, each serving staggered three-year terms.

The Board of Directors has nominated for re-election James J. Burke, Jr., Dale W. Hilpert, Ronald W. Hovsepian and Linda A. Huett (the “Nominees”) as Class II directors to serve three-year terms ending at the Annual Meeting to be held in 2011, or until their respective successors are elected and qualified. All of the Nominees have consented to serve as a director if elected at the Annual Meeting. If for any reason any of the Nominees becomes unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies in the proxy will have the authority to vote for substitute nominees. The Company does not anticipate that any of the Nominees will be unable or unwilling to serve.

The Board of Directors has determined that the Nominees are “independent” under the New York Stock Exchange listed company rules and applicable law.

The Board of Directors recommends that stockholders vote

“FOR” the Company’s Nominees for Class II directors.

Set forth below is a brief biography of each Nominee for election as a Class II director and of all other members of the Board of Directors who will continue in office.

Nominees for Election as Class II Directors

Term Expiring 2011

James J. Burke, Jr., age 56. Mr. Burke has been a director of the Company since 1989. He has been a partner and director of Stonington Partners, Inc., a private investment firm, since 1993. Mr. Burke is also a director of Lincoln Educational Services Corporation.

Dale W. Hilpert, age 65. Mr. Hilpert has been a director of the Company since 2004. From 2004 to February 2006, he was Chairman, Chief Executive Officer and President of Footstar, Inc., a footwear retailer that filed under Chapter 11 of the Bankruptcy Code in 2004. Prior to joining Footstar, he was Chief Executive Officer of Williams-Sonoma, Inc., a specialty retailer of home furnishings, from 2001 to 2003. Mr. Hilpert was Chairman and Chief Executive Officer of Foot Locker, Inc., a retailer of athletic footwear and apparel, from 1999 to 2001. He is also a director of Signet Group PLC (doing business as Kay Jewelers in the United States).

Ronald W. Hovsepian, age 47. Mr. Hovsepian has been Non-Executive Chairman of the Company’s Board of Directors since 2005 and has been a director of the Company since 1998. Mr. Hovsepian has been a director, President and Chief Executive Officer of Novell, Inc. (“Novell”), a technology company, since 2006. Previously at Novell, he was President and Chief Operating Officer since October 2005, Executive Vice President and President, Global Field Operations since May 2005 and President, North America from 2003 until then. During 2002, Mr. Hovsepian was a Managing Director of Bear Stearns Asset Management, a technology venture capital fund. From 2000 to 2002, Mr. Hovsepian was a Managing Director of Internet Capital Group, a venture capital firm.

Linda A. Huett, age 63. Ms. Huett has been a director of the Company since 2005. From 2000 to 2006, she was President and Chief Executive Officer of Weight Watchers International, Inc. (“Weight Watchers”), a global branded consumer company and provider of weight-loss services. Ms. Huett was also a director of Weight Watchers and is currently a director of RC2 Corporation, a producer of children’s and collectible products.

Incumbent Class I Directors

Term Expiring 2010

Michael W. Trapp, age 68. Mr. Trapp has been a director of the Company since 2003. He was a partner at Ernst & Young LLP, public accountants, from 1973 until his retirement in 2000, where he held various executive positions including Managing Partner for the Southeast area. He was also a member of Ernst & Young’s Partner Advisory Council. Mr. Trapp is currently a private investor and a director of Global Payments, Inc. where he is chairman of its audit committee.

Daniel W. Yih, age 49. Mr. Yih has been a director of the Company since 2007. Mr. Yih has been Chief Operating Officer of Starwood Capital Group since 2007 and previously was Chief Operating Officer and a Portfolio Principal of GTCR Golder Rauner, LLC from 2000 to 2007. Mr. Yih was also a member of the Board of Directors of Starwood Hotels & Resorts Worldwide, Inc. from 1995 to 2007.

Incumbent Class III Directors

Term Expiring 2009

Wesley E. Cantrell, age 73. Mr. Cantrell has been a director of the Company since 1998. He was Chief Executive Officer of Lanier WorldWide, Inc., a supplier of automated office imaging equipment and systems from 1987 to 2001, and Chairman of its Board of Directors from 1999 to 2001. Since 2007, Mr. Cantrell has been a member of the Board of Directors of Piedmont Office Realty Trust Inc., a real estate investment trust.

Kay Krill, age 51. Ms. Krill has been Chief Executive Officer of the Company since 2005 and President of the Company and a member of the Board of Directors since 2004. She was President of LOFT from 2001 until then and was Executive Vice President, Merchandise and Design of that division from 1998 to 2001.

PROPOSAL 2

APPROVAL OF AMENDMENTS TO THE

COMPANY’S 2003 EQUITY INCENTIVE PLAN, AS AMENDED

The Board of Directors of the Company has unanimously approved, subject to stockholder approval, amendments to the AnnTaylor Stores Corporation’s 2003 Equity Incentive Plan (the “2003 Plan”) which would (1) increase the overall number of shares available for awards under the 2003 Plan by 3,250,000 shares of Common Stock, of which no more than 1,000,000 of the additional 3,250,000 shares may be used for the grant of restricted shares and restricted units, (2) increase the individual limit on grants in any fiscal year of stock options by 200,000 and (3) increase the individual limit on grants in any fiscal year of restricted shares and restricted units which are intended to be performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, (the “Code”) by 200,000 shares.

The Board believes that maintaining an adequate number of shares in the 2003 Plan for future awards is a critical tool in helping the Company to achieve its objectives of attracting, motivating and retaining executives and other key employees with experience and ability and strengthening their identity of interest with the interests of the Company’s stockholders. The Board of Directors also recognizes that the availability of stock options, restricted stock and restricted units is essential for the Company to compete with other companies offering similar plans in attracting and retaining experienced and qualified employees.

The Board believes that the current number of shares available for grants (and the number of shares available for grants of restricted stock and restricted units) will not be sufficient to meet the Company’s anticipated needs going forward. In addition, the Board considers that it would be in the best interests of the Company and its stockholders to continue to broaden the number of the Company’s senior executives to whom the Company grants awards of performance-based restricted stock and restricted units. Therefore, with the intent to provide the Company with a sufficient number of shares for its grants of stock options, restricted stock and restricted units, the Board approved amendments to the 2003 Plan, subject to stockholder approval.

Amendments Requiring Stockholder Approval

Increase in Authorized Shares and Shares Available for Awards of Restricted Shares and Restricted Units

The amendment to the 2003 Plan would increase the overall number of authorized shares available for grants. As of March 1, 2008, only 702,551 shares remained available for grants under the 2003 Plan. The amendment would increase the overall number of shares of Common Stock available for issuance under the 2003 Plan by 3,250,000 shares. The amendment to the 2003 Plan would also increase by 1,000,000 the overall number of authorized shares under the 2003 Plan which could be used for grants of restricted shares and restricted units. As of March 1, 2008, only 365,418 shares remained available for these grants.

Increase in Annual Limit for Awards of Stock Options, Performance-Based Restricted Shares and Performance-Based Restricted Units

Under the 2003 Plan as currently in effect, there is an annual limit of 600,000 stock options, and of 200,000 shares of restricted stock or restricted units (which are intended to be performance-based compensation within the meaning of Section 162(m) of the Code) that may be awarded to an individual in any fiscal year. Section 162(m) of the Code generally limits the deductibility of certain compensation in excess of $1,000,000 per year paid by a publicly traded corporation to the following individuals who are employed as of the end of such corporation’s tax year: the chief executive officer and the three other most highly compensated executive officers (excluding the chief financial officer) who are named in the summary compensation table of the corporation’s proxy statement. Compensation that qualifies as “performance-based” compensation is, however, exempt from the $1,000,000 deductibility limitation. In order for restricted stock or restricted units to so qualify, certain conditions must be met, one of which is that the stockholders of the Company must approve the material terms of the performance goals, including the maximum number of shares that may be paid upon the attainment of performance goals. Consequently, since the amendment to the 2003 Plan would increase the annual limit on grants of stock options, and the annual limit on performance-based restricted shares and restricted units, the amendment is subject to stockholder approval in order to satisfy the requirements of Section 162(m). Although the Company intends to rely on the exemption for performance-based compensation, the Company may make grants that do not qualify for such exemption if it believes it is in the Company’s best interest to do so.

Key Corporate Governance Features

The 2003 Plan contains a number of provisions that the Board of Directors believes are consistent with the interests of stockholders and sound corporate governance practices. Some of the key features of the 2003 Plan that reflect the Board’s commitment to effective management of incentive compensation are set forth below and are described more fully under the heading “Description of Principal Features of the 2003 Plan.”

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Limited Ability to Grant Restricted Stock and Restricted Unit Awards. If the proposed amendments are approved, the number of additional shares that may be issued in respect of restricted stock and restricted unit awards is limited to 1,000,000 shares.

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No Liberal Recycling Provisions. Although the 2003 Plan provides that only shares covering awards that are forfeited, canceled, exchanged or surrendered (or that otherwise terminate or expire without distribution of shares) will again be available for issuance under the 2003 Plan, the following shares will not be added back to the aggregate plan limit: (1) shares tendered by the option holder in payment of the option price; and (2) shares tendered or withheld in respect of tax withholding obligations.

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Minimum Vesting Periods. The 2003 Plan provides that the exercise schedule applicable to time-based options granted to employees of the Company (and the rate at which restricted stock and restricted unit awards will vest) will be no more rapid than one-third per year from the date of grant (subject to earlier vesting upon a change in control of the Company (referred to as an “Acceleration Event”) or certain terminations of employment).

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No Stock Option Repricing. The 2003 Plan prohibits the repricing of stock options without the approval of stockholders. This provision applies to both direct repricings—lowering the exercise price of a stock option—as well as indirect repricings—canceling an outstanding stock option and granting a replacement stock option with a lower exercise price.

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No Discount Stock Options. The 2003 Plan prohibits the granting of stock options with an exercise price of less than the Fair Market Value of the Company’s Common Stock at the time of grant (the closing price on the last business day preceding the day the stock option is granted).

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An Independent Compensation Committee. The 2003 Plan will be administered by the Compensation Committee, which consists solely of two or more members of the Board, each of whom shall be an “outside director” within the meaning of Section 162(m) of the Code, a “non-employee director” within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an “independent director” as such term is defined in the New York Stock Exchange Listed Company Manual.

Description of Principal Features of the 2003 Plan

The description in this proxy statement of the 2003 Plan is qualified in its entirety by reference to the text of the 2003 Plan attached to this proxy statement as Exhibit A. Capitalized terms not otherwise defined herein will have the meanings assigned to such terms in the 2003 Plan.

Administration

The 2003 Plan is administered by the Compensation Committee of the Company’s Board of Directors, which has the authority to, among other things, grant options and make awards of restricted stock and restricted units (i.e., rights to acquire shares or cash in the future, subject to the attainment of vesting conditions). The Compensation Committee also determines the other terms and conditions of awards (subject to the terms of the 2003 Plan), including exercise price and vesting schedule or conditions.

Eligibility

Awards under the 2003 Plan may be granted to key employees of the Company and its subsidiaries (including officers) and to non-employee directors of the Company. Approximately 215 employees and directors are currently eligible to participate in the 2003 Plan.

Stock Available for Awards; Individual Limitations

If the amendments to the 2003 Plan are approved by stockholders, the overall number of shares of Common Stock authorized for issuance under the 2003 Plan will be increased to 8,750,000, of which 2,760,000 would be available for grants of restricted stock and restricted units, and a maximum of 800,000 stock options and 400,000 shares of restricted stock or restricted units intended to be performance-based compensation for purposes of Section 162(m) of the Code may be granted to a participant in any fiscal year. All of these share limitations are subject to equitable adjustment in the event of corporate transactions or certain changes in the capital structure of the Company. If any awards are forfeited, canceled or surrendered, the shares which had been subject to the award will again be available for grants under the 2003 Plan. However, shares that are tendered to satisfy an award’s exercise price and shares that are withheld in satisfaction of tax obligations will not become available for grants under the 2003 Plan.

Terms and Conditions of Options

Options granted under the 2003 Plan may be either incentive stock options (options with special tax attributes, discussed below) or options which are not incentive stock options (called nonstatutory stock options). Options are generally subject to vesting conditions (typically requiring continued employment or the achievement of performance goals), which are determined by the Compensation Committee. Options which vest based on continued employment will become exercisable at a rate no more rapid than one-third per year from the date of grant, subject to earlier vesting upon an Acceleration Event or certain terminations of employment. The Compensation Committee also has the authority to accelerate the exercisability of options granted under the 2003 Plan. The maximum exercise period of options is ten years from the date of grant. The exercise price of options must be at least 100 percent of the Fair Market Value of the underlying shares on the date of grant. Unvested options generally terminate when the option holder’s employment terminates. Depending on the circumstances of the termination, vested options may remain exercisable for between three months and three years following termination. The Compensation Committee may, subject to applicable law, also extend the period for exercise of options, but not beyond the date on which the option would otherwise expire. If an Acceleration Event occurs, unvested options will become fully vested and exercisable. In connection with an Acceleration Event, the Compensation Committee may also determine to make a payment in cancellation of outstanding options, such payment for each option to be equal to the excess of the Fair Market Value of the shares on the Acceleration Date over the exercise price of the option.

Terms and Conditions of Restricted Stock Awards and Restricted Unit Awards

The 2003 Plan provides for the grant of restricted stock and restricted units. In general, restricted stock is stock which cannot be transferred, and remains subject to a risk of forfeiture, until the applicable vesting conditions (set by the Compensation Committee) are attained. Restricted unit grants are awards which entitle the holder to receive cash or shares in the future, if the vesting conditions are attained. Grants of restricted stock and restricted units which vest based on continued employment will vest at a rate no more rapid than one-third per year from the date of grant, subject to earlier vesting upon an Acceleration Event or certain terminations of employment. Grants of restricted stock and restricted units may also vest based upon the attainment of performance goals set forth in the 2003 Plan, as determined by the Compensation Committee. The Compensation Committee also has the authority to cancel or waive the vesting conditions applicable to restricted stock and restricted units granted under the 2003 Plan. Upon the occurrence of an Acceleration Event, all restrictions outstanding with respect to restricted stock and restricted units will automatically expire. Unvested restricted stock and restricted units typically are forfeited if an award holder’s employment terminates prior to the attainment of vesting conditions. Holders of restricted stock awards are entitled to dividends paid on the underlying stock, although such dividends may be subject to the same vesting conditions as the restricted stock to which they are attributable. It is expected that holders of restricted units would be credited with dividend equivalents on such terms as the Compensation Committee may approve.

Amendment and Termination

The term of the 2003 Plan extends until May 1, 2013, but awards granted prior to that date may extend beyond that date in accordance with their terms. The Board of Directors may generally suspend, terminate, modify or amend the 2003 Plan at any time, subject to stockholder approval if required under applicable law or stock exchange requirements. In addition, stockholder approval would be required to increase the total number of shares reserved for the purpose of the 2003 Plan or reduce the exercise price for options by repricing or replacing such grants, whether or not such approval was required under applicable law or pursuant to stock exchange requirements. The Board of Directors may also amend awards, without a participant’s consent, if necessary to prevent a violation of Section 409A of the Code, pertaining to deferred compensation.

Certain Federal Income Tax Effects

The following discussion of certain relevant federal income tax effects applicable to options, restricted stock and restricted units granted under the 2003 Plan is a brief summary only, and reference should be made to the Code and the regulations and interpretations issued thereunder for a complete statement of all relevant federal tax provisions.

Nonstatutory Stock Options

In the case of a nonstatutory stock option, an employee generally will not be taxed upon the grant of the option. Rather, at the time of exercise of the nonstatutory stock option, the employee will generally recognize ordinary income for federal income tax purposes in an amount equal to the excess of the then Fair Market Value of the shares purchased over the option exercise price. The Company will generally be entitled to a tax deduction at the time, and in the amount, that the employee recognizes ordinary income.

An employee who pays the option price upon exercise of an option, in whole or in part, by delivering shares of the Company’s common stock already owned, will generally not recognize gain or loss on the shares surrendered at the time of such delivery. Rather, such gain or loss recognition will generally occur upon disposition of the shares acquired in substitution for the shares surrendered.

Incentive Stock Options

In general, no taxable income is realized by an employee upon the grant of an incentive stock option. If the employee does not dispose of the option shares within the two-year period after the date of grant or within one year after the receipt of such shares by the employee (an earlier disposition is a “disqualifying disposition”), then, generally upon sale of such shares, any amount realized in excess of the exercise price paid for the shares will be taxed to such participant as capital gain (or loss). The amount by which the Fair Market Value of the shares on the exercise date of an incentive stock option exceeds the purchase price generally will constitute an item which increases the employee’s “alternative minimum taxable income.”

If shares acquired upon the exercise of an incentive stock option are disposed of in a disqualifying disposition, the employee generally would include in ordinary income in the year of disposition an amount equal to the excess of the Fair Market Value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares), over the exercise price paid for the shares.

Restricted Stock and Restricted Units

In the case of restricted stock or restricted units, an employee generally will not be taxed upon the grant of the award. Rather, at the time of vesting of a restricted stock award (or payment in settlement of a restricted unit award), the employee will generally recognize ordinary income for federal income tax purposes in an amount equal to the then Fair Market Value of the shares subject to the portion of the restricted stock award becoming vested (or, in the case of a restricted unit award, the Fair Market Value of the shares and/or the amount of cash delivered to the recipient). Recipients of restricted stock awards may also elect to be taxed at ordinary income rates at the time of grant (notwithstanding that the restricted shares are not vested), in which case future changes in the value of the shares are eligible to be taxed as capital gain or loss when the shares are ultimately sold. The Company will generally be entitled to a tax deduction at the time, and in the amount, that the employee recognizes ordinary income.

Awards Under the Plan

Awards under the 2003 Plan are made in the discretion of the Compensation Committee. Accordingly, in general, future awards under the 2003 Plan are not determinable at this time. Grants of options and restricted stock under the 2003 Plan to the Company’s named executive officers during the last fiscal year are summarized in the “Grants of Plan-Based Awards in Fiscal Year 2007” table in the “Executive Compensation” section of this proxy statement. Grants of restricted stock to the Company’s non-employee directors during the last fiscal year under the 2003 Plan are described in the “Director Compensation” section of this proxy statement. Under all of the Company’s equity plans, options and restricted stock awards for an aggregate of 858,150 and 311,800 shares, respectively, were made during the last fiscal year to the Company’s executives and key employees (other than to its named executive officers).

In accordance with the Company’s customary practice of making annual equity grants to executives and key employees, in March 2008 the Compensation Committee granted from all the Company’s equity plans new awards of options and restricted stock with respect to an aggregate of 709,133 and 336,000 shares, respectively. This includes the new awards made to the Company’s named executive officers as follows: Ms. Krill, 143,133 options at an exercise price of $24.19 and 98,000 restricted shares; Mr. Nicholson, 30,000 options at an exercise price of $23.92 and 20,000 restricted shares; Ms. Lazarus, 35,000 options at an exercise price of $23.92 and 20,000 restricted shares; Mr. Lynch, 70,000 options at an exercise price of $23.92 and 40,000 restricted shares; and Mr. Romano, 30,000 options at an exercise price of $23.92 and 10,000 restricted shares. For Ms. Krill, Mr. Nicholson, Ms. Lazarus and Mr. Lynch, 50% of the restricted shares granted in March 2008 are performance-based.

The Board of Directors recommends that stockholders vote “FOR” this proposal.

PROPOSAL 3

APPROVAL OF THE COMPANY’S

AMENDED AND RESTATED ASSOCIATE DISCOUNT STOCK PURCHASE PLAN

General

At the Annual Meeting, the Company’s stockholders will be asked to consider a proposal to approve an amendment and restatement of the Company’s Associate Discount Stock Purchase Plan (the “ADSPP”) to extend the term of the ADSPP through March 31, 2018 and to increase the number of shares authorized for issuance under the ADSPP by an additional 650,000 shares.

Plan Overview

In 1999, the Company adopted the ADSPP to provide employees of the Company and participating subsidiaries with an opportunity to purchase shares of Common Stock of the Company through payroll deductions. The ADSPP is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

Proposed Amendments to the ADSPP

The ADSPP currently terminates on May 18, 2009. Because the Company believes the ADSPP has been and continues to be an important factor in recruiting, retaining and motivating employees, the Board amended and restated the ADSPP, subject to stockholder approval, to extend the term of the ADSPP through March 31, 2018. If this proposal is approved by the stockholders of the Company, the ADSPP will provide that the final Offering Period will commence on January 1, 2018 and terminate on March 31, 2018.

As of March 1, 2008, there were 190,254 shares of Common Stock available for issuance under the ADSPP. The Board believes that this number will not be sufficient to meet the Company’s anticipated needs. Therefore, with the intent to provide the Company with a sufficient number of shares for the ADSPP, the Board amended and restated the ADSPP, subject to stockholder approval, to, among other things, increase the number of shares of Common Stock available for issuance under the ADSPP by an additional 650,000 shares.

If this proposal is approved by the stockholders of the Company, the maximum aggregate number of shares of Common Stock that could be issued under the ADSPP will be increased by 650,000 shares. The Committee will make certain adjustments, as it deems appropriate, to the number, kind and purchase price of the shares available for purchase under the ADSPP (and in the maximum number of shares subject to any option under the ADSPP) in the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, offering of rights or other similar change in the capital structure of the Company.

If this proposal is not approved by stockholders, the ADSPP, as in effect prior to its amendment and restatement, will remain in effect.

Description of the ADSPP

The following description of the ADSPP is not intended to be complete and is qualified in its entirety by the specific language of the ADSPP, a copy of which is attached as Exhibit B to this proxy statement. Capitalized terms that are otherwise not defined herein shall have the meanings set forth in the ADSPP.

Eligibility

All employees of the Company and of any Subsidiary that the Board designates as a participating Subsidiary under the ADSPP (other than employees who are employed by the Company for less than 5 months in the any calendar year and employees who are citizens of a foreign country the laws of which prohibit the granting of options to its citizens), are eligible to participate in the ADSPP as of the first enrollment date following their employment. Currently, approximately 17,600 employees are eligible to participate in the ADSPP.

Offering Periods

There are four three-month Offering Periods under the ADSPP each year, commencing each January 1, April 1, July 1 and October 1. Under the ADSPP, as amended and restated, the last Offering Period will commence January 1, 2018. Participants in the ADSPP may elect to make contributions of up to a maximum of 15% of their compensation. As soon as practicable following the end of each Offering Period, the Company applies the funds then in each Participant’s Account to the purchase of shares of Common Stock. The price paid for each share purchased is intended to be 85% of the lower of the closing price for the Common Stock on the New York Stock Exchange on the Trading Day immediately preceding (i) the first day of the Offering Period for which the purchase is made and (ii) the last day of the Offering Period for which the purchase is made. There is no limit on the number of shares that may be purchased under the ADSPP. However, a Participant may not purchase more than $25,000 of Common Stock (based on its Fair Market Value determined as of the first business day in an Offering Period) in any calendar year. In addition, a Participant may not acquire shares under the ADSPP if, after such purchase, such Participant would own shares, or options to purchase shares, representing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries.

ADSPP Administration

A Committee appointed by the Board administers the ADSPP. The Committee has the authority to delegate any or all of its authority under the ADSPP to Company management. The Board of Directors may amend or terminate the ADSPP at any time. The Board will also provide for an adjustment in the purchase price and the number and kind of securities available under the ADSPP in the event of reorganization, recapitalization, stock split or other similar events. Amendments that would increase the number of shares of Common Stock reserved for purchase, materially increase benefits to Participants, or materially modify the requirements for participation under the ADSPP, also require stockholder approval. Shares available under the ADSPP may be either outstanding treasury shares held by the Company or newly issued shares.

Federal Income Tax

The following is a brief summary of certain of the U.S. federal income tax consequences of certain transactions under the ADSPP, based on federal income tax laws currently in effect. This summary is not intended to provide, or to supplement, tax advice to eligible employees.

Tax Consequences Associated with Payroll Deductions

The compensation paid to a Participant from whom payroll deductions are taken for purposes of purchasing Common Stock under the ADSPP is taxable to the Participant as ordinary income in the year paid and deductible in such year by the Company.

Tax Consequences to Participants with Respect to the Purchase and Disposition of Shares

In general, Participants who are citizens of the United States will not have taxable income or loss under the ADSPP until they sell or otherwise dispose of shares acquired under the ADSPP (or die while holding such shares in their accounts). If the shares are held, as of the date of sale or disposition, for longer than both (i) two years after the beginning of the enrollment period for which they were purchased, and (ii) one year following purchase, the sale is considered a “qualifying disposition”. For qualifying dispositions, the Participant will be treated as having taxable ordinary income equal to the lesser of (i) the excess of the Fair Market Value of the shares at the time of disposition over the amount paid for the shares under the Plan or (ii) 15% of the Fair Market Value of the shares on the first day of the enrollment period. Any amount realized in excess of such ordinary income will be taxed as long-term capital gain. If the shares are sold at less than the purchase price, the Participant will have a capital loss equal to the difference between the sale price and the purchase price.

If a disposition does not meet the foregoing criteria, it is a disqualifying disposition, and the Participant will have taxable ordinary income equal to the excess of the Fair Market Value of the shares on the purchase date over the purchase price. In addition, the Participant will have taxable capital gain (or loss) equal to the difference between the sale price and the purchase price plus the amount of ordinary income recognized.

Tax Consequences to the Company with Respect to the Purchase and Disposition of Shares

The Company is not entitled to any federal tax deduction when shares of Common Stock are purchased pursuant to the ADSPP. The Company will be entitled to a deduction only if the Participant makes a disqualifying disposition of shares purchased under the ADSPP. In such case, the Company can generally deduct as compensation expense an amount equal to the amount of ordinary income taxable to the Participant as a result of the disqualifying disposition. The Company is not entitled to an income tax deduction with respect to qualifying dispositions.

The Board of Directors recommends that stockholders vote “FOR” this proposal.

PROPOSAL 4

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed the firm of Deloitte & Touche LLP (“Deloitte”), Certified Public Accountants, an independent registered public accounting firm to make an examination of the accounts of the Company for fiscal year 2008.

Independent Auditor Fees and Services

The following table presents fees billed for professional services rendered by Deloitte for fiscal years 2007 and 2006.

	2007	2006
Audit Fees	$1,356,512	$1,259,674
Audit-Related Fees (1)	65,000	60,700
Tax Fees (2)	57,018	198,792
All Other Fees	0	0

Deloitte Total Fees	$1,478,530	$1,519,166

(1)	Audit-Related Fees include fees billed in 2007 and 2006 for audits and other services related to the Company’s employee benefit plans.

(2)	Tax Fees represent fees billed for professional services rendered by Deloitte to the Company for tax compliance (including federal, state, local and international) and related matters such as tax examination assistance.

Auditor Independence

The Audit Committee has considered whether the provision of the above-noted services is compatible with maintaining the independence of the independent registered public accounting firm and has determined, based on advice from Deloitte, that the provision of such services has not adversely affected Deloitte’s independence.

Policy on Audit Committee Pre-Approval of Audit and Permitted Non-Audit Services

The Audit Committee has established policies and procedures regarding pre-approval of audit, audit-related, tax, and permitted non-audit services that the independent registered public accounting firm may perform for the Company. Under the policy, predictable and recurring services are generally approved by the Audit Committee on an annual basis. The Audit Committee must pre-approve on an individual basis any requests for audit, audit-related, tax, and permitted non-audit services not covered by the services that are pre-approved annually, subject to certain de minimis exceptions permitted under the Exchange Act for services other than audit, review or attest services.

The Audit Committee may delegate pre-approval authority to any of its members if the aggregate estimated fees for all current and future periods for which the services are to be rendered will not exceed a designated amount, and any such pre-approval must be reported at the next scheduled meeting of the Audit Committee. The Audit Committee may prohibit services that in its view may compromise, or appear to compromise, the independence and objectivity of the independent registered public accounting firm. The Audit Committee also periodically reviews a schedule of fees paid and payable to the independent registered public accounting firm by type of service being or expected to be provided. In fiscal year 2007, fees for audit, audit-related, tax and permitted non-audit services performed by Deloitte were pre-approved by the Audit Committee.

While not required by law, the Board of Directors is asking the stockholders to ratify the selection of Deloitte as a matter of good corporate practice. If the appointment of Deloitte is not ratified, the Audit Committee of the Board of Directors will reconsider the appointment.

Representatives of Deloitte are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Audit Committee of the Board of Directors recommends that stockholders vote “FOR” this proposal.

AUDIT COMMITTEE REPORT

Introduction

The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its obligations regarding the accounting, auditing, financial reporting, internal control over financial reporting, financial risk management and legal compliance functions of the Company and its subsidiaries. The Audit Committee is governed by a written charter, a copy of which is available on the Company’s website at http://investor.anntaylor.com. In carrying out its oversight responsibilities, the Audit Committee is not responsible for planning or conducting audits or for determining that the Company’s financial statements are complete and accurate or prepared in accordance with generally accepted accounting principles. The Company’s management is responsible for the Company’s financial statements, and the Company’s independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), is responsible for auditing such financial statements in accordance with generally accepted auditing standards.

Membership

The Audit Committee consists of four directors, each of whom meets the independence requirements of the New York Stock Exchange and applicable law. In the judgment of the Board, each member of the Audit Committee is financially literate and has accounting or related financial management expertise. In addition, the Board has determined that Messrs. Trapp and Yih each qualify as an “audit committee financial expert.”

Audit Committee Activities

The Audit Committee generally meets seven times annually. The Committee Chair reports to the Board of Directors periodically regarding its activities and recommendations. The Audit Committee periodically meets in executive session with each of the representatives of the independent registered public accounting firm, the Vice President of Internal Audit and the General Counsel.

In discharging its oversight responsibilities for fiscal year 2007, the Audit Committee:

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reviewed and discussed the audited financial statements and critical accounting policies applied by the Company, with management and Deloitte, including the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	discussed with Deloitte the matters required to be discussed by Statement on Auditing Standards No. 61, as amended;

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reviewed the written disclosures and the letter from Deloitte required by the Independence Standards Board Standard No. 1, and discussed with Deloitte any relationships that may affect the firm’s objectivity and independence;

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discussed with management, including the Company’s Risk Officer and Vice President of Internal Audit, and Deloitte, the Company’s major financial, legal compliance, technology and business continuity risk exposures and steps taken by management to monitor and mitigate such exposures;

•	reviewed with the Company’s General Counsel material legal affairs of the Company and the Company’s compliance with applicable law, including its Compliance and Ethics Program;

•	engaged, approved the fees paid to, and evaluated the performance of Deloitte;

•	evaluated the performance of the internal audit function;

•	reviewed with management the Company’s disclosure controls and procedures;

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reviewed with management and Deloitte, management’s annual report on internal control over financial reporting and Deloitte’s opinion on the effectiveness of such internal control over financial reporting; and

•	reviewed significant developments in accounting rules with Deloitte and management.

The Audit Committee received written disclosure from Deloitte that it is independent, as required by the Independence Standards Board Standard No. 1. Deloitte informed the Audit Committee that it has disclosed to the Audit Committee in writing all relationships between Deloitte and the Company and its subsidiaries that, in Deloitte’s professional judgment, may reasonably be thought to bear on its independence and also has confirmed that, in its professional judgment, it is independent of the Company within the meaning of the securities laws.

The Audit Committee conferred periodically with the Company’s Vice President of Internal Audit regarding the scope and results of audits performed by the Company’s internal audit department. It also reviewed the findings of the Company’s internal audit department and Deloitte on the adequacy and effectiveness of the Company’s internal accounting and financial controls and the results of fiscal policies and financial management of the Company. Additionally, the Audit Committee held discussions with management, including the Vice President of Internal Audit, to review the status of the Company’s compliance with the rules on internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company for the fiscal year ended February 2, 2008 and the specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” be included in the Company’s Annual Report on Form 10-K for such fiscal year for filing with the Securities and Exchange Commission.

Michael W. Trapp (Chairperson)

James J. Burke, Jr.

Ronald W. Hovsepian

Daniel W. Yih

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” section of this proxy statement. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in this proxy statement on Schedule 14A.

Dale W. Hilpert (Chairperson)

Wesley E. Cantrell

Ronald W. Hovsepian

Compensation Committee Interlocks and Insider Participation

As of the Record Date, there were no Compensation Committee interlocks.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Principal Objectives Driving Compensation Practices in Fiscal Year 2007

Our compensation philosophy, reflected in our compensation practices for fiscal year 2007, was developed to drive the achievement of our key business objectives: consistent sales growth accompanied by consistent net income growth. We designed our incentive compensation programs using performance metrics closely tied to the achievement of these goals, as described below. We balanced our need to attract and retain highly talented executives with our desire to reward executives primarily for achieving performance targets. We accomplished this by structuring a competitive compensation program with a fixed component of total compensation and a significant, incentive-based component designed to motivate and reward executives for contributions to the advancement of our key business objectives.

Our goal is to pay our executives annual base salaries at the median (50th percentile) for our comparator group (as described below). We design our compensation programs so that if targeted objectives are achieved, total compensation to the executive should fall between the 50th and 75th percentile of our comparator group. “Total compensation” includes the sum of base salary, short-term cash incentive compensation, long-term cash incentive compensation and equity incentive compensation. Recognizing the importance of implementing pay-for-performance practices, we also structure our compensation programs so that if the Company’s performance exceeds target levels, total compensation to the executive may exceed the 75th percentile. If the Company, however, fails to achieve its targeted objectives, total compensation will fall below the 50th percentile of our comparator group to a range generally between the 25th and 50th percentile. We may set target compensation above the 75th percentile on an ad hoc basis when we believe that it is important to attract or retain key executive officers. For fiscal year 2007, since the Company did not meet its targeted objectives for that year, we believe that actual compensation for our current “named executive officers” (as defined in the Summary Compensation Table below) will fall near the lower percentile range of our comparator group, based on the most currently available information. We also use tally sheets, as described below, to assist us in measuring our compensation programs against our design objectives. We are assisted in these matters by a compensation consultant, as described below.

We use both equity and cash in our incentive-based compensation. We designed our short-term incentive compensation to reward executives for the Company’s achievement of annual goals and our long-term incentive compensation to reward them based on longer term corporate performance. Our short-term incentive compensation is paid in cash and our long-term incentive compensation is comprised of both cash and equity components. The components of long-term equity incentive compensation for fiscal 2007 included:

•	Time-vesting stock options: to retain our key executives and compensate them through the appreciation in the Company’s stock price;

•	Time-vesting restricted stock: to also encourage retention of our key executives and to provide them with value directly tied to our share price; and

•

Performance-vesting restricted stock: to incent our key executives to achieve the Company’s performance goals, recognize them for their contribution to the achievement of such goals, and to provide them with value tied to our share price.

The Compensation Committee annually reviews the allocation between the short- and long-term and cash and equity elements of compensation and determines the distribution based on the Company’s current business goals and competitive market practices.

We have an employment agreement with Ms. Krill and individual letter agreements with each of Ms. Lazarus and Messrs. Nicholson and Lynch, which are more fully described below. We have a special severance plan, which we describe below, in which our current named executive officers, other than Ms. Krill, are entitled to participate. We offer minimal perquisites to our named executive officers. The Company’s broad-based, tax-qualified pension plan was frozen in October 2007, as explained under the section entitled “Executive Compensation—Pension Benefits.” While the Company does not offer any supplemental pension plans to its named executive officers, effective January 1, 2008, it implemented a supplemental savings plan that permits its vice presidents and above to defer compensation earned by them in excess of the deferrals permitted under the Company’s broad-based, tax-qualified 401(k) plan and to receive matching contributions that they are prohibited from receiving under the 401(k) plan because of certain tax limitations. This plan is further described under the section “Executive Compensation—Nonqualified Deferred Compensation.”

Analysis of Compensation Practices

As stated above, our compensation philosophy has been to set compensation of our executives at levels that will drive the achievement of consistent sales growth accompanied by consistent net income growth, our key business objectives. An analysis of our pay practices over the past three fiscal years demonstrates that the annual cash compensation of our executives correlates with the Company’s sales and corporate net income performance. In analyzing our pay practices, we considered the compensation of those of our named executive officers for fiscal year 2007 who were also employees of the Company during fiscal years 2005 to 2007.

In fiscal year 2006, the Company’s net sales and corporate net income increased over fiscal year 2005 levels and, accordingly, fiscal year 2006 base salary and annual cash bonus for our named executive officers also increased. From fiscal year 2006 to fiscal year 2007, however, net sales increased by a smaller percentage than the previous year’s increase, and corporate net income decreased. Because the Company did not achieve its performance objectives, fiscal year 2007 annual cash compensation paid to those executives decreased from fiscal year 2006 levels.

Processes for Determining Compensation for our Named Executive Officers

Compensation Committee—Working with our Compensation Consultant and Management

During fiscal year 2007, the Compensation Committee reviewed its compensation practices and programs to ensure they were designed to drive the attainment of the Company’s key business objectives. As part of this process, the Compensation Committee retained Frederic W. Cook & Co., Inc., a nationally recognized compensation consultant, to provide the Committee with information regarding industry compensation practices and developments and comparative data necessary to evaluate executive compensation.

The compensation consultant provides its views and makes recommendations to the Compensation Committee regarding executive compensation, including that of the Chief Executive Officer. Certain of our human resources executives meet regularly with the compensation consultant to ensure that it has the compensation information it needs to advise the Compensation Committee. During fiscal year 2007, the compensation consultant provided only executive compensation advice to the Compensation Committee. The compensation consultant provides executive compensation advice to the Company only with the Committee’s prior authorization and specification.

Management regularly meets with the Compensation Committee to assist the Committee in making compensation decisions regarding our named executive officers and also discusses with the Compensation Committee its recommendations for other executives. We believe that since our management has extensive knowledge regarding our business, they are in a position to provide valuable input. For example, our Chief Financial Officer provides input relevant to setting performance goals and certifies to the Compensation Committee the level of achievement of our performance targets under our Management Performance Compensation Plan (the “Performance Compensation Plan”), our Long-Term Cash Plan and under awards of performance-vesting restricted stock granted to our executives. Our Chief Executive Officer makes recommendations to the Committee regarding the compensation of her direct reports.

Benchmarking—Our Comparator Group

In determining the appropriate level of compensation for our executive officers, including our named executive officers, we compare the compensation of our executives to that of similarly-positioned executives in a comparator group of certain companies in the apparel and retail industries. The Company falls at approximately the median in terms of revenue among the companies comprising the peer group.

We benchmark against this group to remain competitive in our compensation practices, thereby permitting us to attract and retain key executives. While the Compensation Committee finds benchmarking to be very useful in its compensation determinations, it considers it just one element among the various it takes into account when making compensation decisions. The Compensation Committee periodically reviews the comparator group on an ongoing basis to determine whether it continues to consist of companies against which it is appropriate to benchmark our compensation practices. Currently, our peer group consists of the following companies:

Peer Group Companies

Abercrombie & Fitch Co.	Chico’s FAS, Inc.	J Crew Group, Inc.	Pacific Sunwear of California Inc.

Aeropostale Inc.	The Children’s Place Retail Stores, Inc.	Limited Brands Inc.	Polo Ralph Lauren Corporation

American Eagle Outfitters, Inc.	Coach Inc.	Liz Claiborne Inc.	Talbots, Inc.

Charming Shoppes Inc.	Gap, Inc.	New York & Company, Inc.	Urban Outfitters Inc.

Tally Sheets

As part of the Compensation Committee’s annual evaluation of compensation to our named executive officers, the Committee reviews tally sheets setting out each component of the executive’s compensation, the aggregate amount of his or her total compensation, and projected and historical compensation earned by such person. The specific elements of compensation considered in the tally sheets currently used by the Committee include:

•	base salary;

•	annual cash incentive awards and any other bonuses, if applicable;

•	equity and long-term cash incentive compensation;

•	amounts realized upon the vesting of restricted stock and exercise of stock options;

•	the value of the Company’s unvested restricted stock and unexercisable stock options held by such executive officer;

•	perquisites and other personal benefits;

•	potential payments upon various termination scenarios, including change in control; and

•	any earnings under the Company’s deferred compensation and pension plans, if the executive participates.

The Compensation Committee’s review of tally sheets provides the Committee with a formal mechanism through which the Committee is able to ensure that the Company’s compensation programs and practices are consistent with the Company’s compensation philosophy and its overall business objectives. Tally sheets are one, but not the only, factor the Committee takes into account when making executive compensation decisions. Tally sheets permit the Committee to determine annually whether the elements of compensation and individual decisions made by the Committee during the year with respect to an executive, when considered in the aggregate, amount to a coherent compensation package that is consistent with our pay philosophy.

Our Compensation Programs—The Elements of Compensation

Base Salary

The annual base salary of our named executive officers represents the fixed component of compensation and is reviewed annually by the Compensation Committee. In determining the appropriate level of base salary, the Committee considers the named executive officer’s performance, his or her position, level of responsibility at the Company and market data. The Committee also takes into account that increases in a named executive officer’s base salary also raise the potential annual cash award under the Company’s Performance Compensation Plan and amounts earned under the Long-Term Cash Plan (both of which are described below) because compensation under these plans is calculated based on a percentage of the individual’s base salary.

Base salary increases during fiscal year 2007 for the Company’s named executive officers, other than Ms. Krill, were initially recommended by Ms. Krill based on her assessment of their performance during the year, as well as relevant market data. The Committee’s compensation consultant provided a recommendation to the Committee as to Ms. Krill’s salary increase. During fiscal year 2007, the Compensation Committee approved base salary increases for our named executive officers ranging from approximately 3% to 12.5% to acknowledge their performance during the year, new responsibilities and/or to make their salaries more competitive based on market data provided to the Committee by the compensation consultant.

Short-Term Cash Incentive Compensation

We provide our executives with short-term incentive compensation in the form of an annual cash bonus under the Performance Compensation Plan. The Compensation Committee established two annual metrics to drive our business objectives under that Plan: a corporate net income target for overall corporate performance and divisional operating profit targets for the performance of divisions of the Company (AnnTaylor, LOFT or AnnTaylor Factory). The divisional operating profit targets were selected to further align pay levels to divisional results for those executives who primarily have divisional responsibility. In March 2007, we revised the payment structure of the Performance Compensation Plan for divisional senior executives so that those executives would earn amounts for “seasonal” rather than “annual” results of the division. This change, which affected two of our named executive officers, Ms. Lazarus, President of AnnTaylor Stores, and Mr. Lynch, President of AnnTaylor Factory, was implemented in order to align the compensation of these executives with the business plans of their respective divisions, which are significantly based on spring/fall forecasts and results. However, in contrast to other divisional associates who are paid seasonally under the Plan, Ms. Lazarus’ and Mr. Lynch’s payment for seasonal performance would not be made until after the end of the relevant fiscal year.

The table below illustrates the weighting of the performance measure(s) applicable to each named executive officer under the Performance Management Plan for fiscal year 2007.

Performance Measure Weighting under Performance Management Plan Fiscal Year 2007

	Corporate Net Income	Divisional Operating Profit
		Spring	Fall
Kay Krill	100%	N/A	N/A
Michael Nicholson	100%	N/A	N/A
Adrienne Lazarus	25%	30%	45%
Brian Lynch	25%	30%	45%
Anthony Romano	100%	N/A	N/A

For fiscal year 2007, in order to drive the corporate objective of consistent net income growth, the corporate net income target under the Performance Compensation Plan was set at a level approximately 20% higher than actual corporate net income for the prior fiscal year, which prior fiscal year was a record year for the Company in terms of corporate net income results. In fiscal year 2007, the Company did not meet the minimum corporate net income target for that year and, accordingly, our current named executive officers whose bonuses under the Plan are tied solely to corporate net income performance will not receive a payout for that year.

We have established an incentive compensation matrix that sets out varying levels of payment to be made to an executive based on the percentage of the corporate net income and divisional operating profit targets achieved. For the corporate net income target and the operating profit target for the AnnTaylor, LOFT and Factory divisions of the Company, the matrix ranges from a minimum threshold goal, at which the executive is eligible to receive 30% of his or her individual target payout, and a maximum goal, at which the executive is entitled to receive 200% of his or her individual target payout. The maximum performance against goal that is taken into account for a payout under the Performance Compensation Plan is 25% above target, and no amounts are earned if the Company or division achieves less than 80% of the targeted goal. If during a certain year the Company exceeds its performance target by more than 25%, our executives are capped at 200% of their “individual target payout” (as defined below) and are not entitled to any carryover benefits in a subsequent year for the prior year’s performance. This aspect of our Performance Compensation Plan is consistent with our philosophy, which is to tie the compensation of our executives to the Company’s achievement of consistent sales and net income growth.

During fiscal year 2007, the “individual target payout” for Ms. Krill was 110% of her base salary. For Ms. Lazarus and Mr. Lynch, it was 70% of their base salary, except during the months prior to Mr. Lynch’s promotion to President of the Factory division, during which time his individual target payout was 60% of his base salary. For Mr. Nicholson and Mr. Romano, the individual target payout was 60% of their base salary.

Since for fiscal year 2007 the Company did not meet its minimum corporate net income target established under the Performance Compensation Plan, Ms. Krill, Mr. Romano and Mr. Nicholson did not receive any amounts under the Plan. The AnnTaylor Stores division met its minimum operating profit target for the spring season, and accordingly, Ms. Lazarus was entitled to receive the amount indicated in the table below. The AnnTaylor Factory division met its operating profit target for the spring season and exceeded its target for the fall season, and accordingly, Mr. Lynch was entitled to receive the amounts set forth below.

Payments under Performance Management Plan for Fiscal Year 2007

	Amounts Earned by Executive based on Corporate Net Income Results	Amounts Earned by Executive based on Divisional Operating Profit Results
		Spring	Fall
Kay Krill	$0	N/A	N/A
Michael Nicholson	$0	N/A	N/A
Adrienne Lazarus	$0	$51,030	$0
Brian Lynch	$0	$98,982	$177,975
Anthony Romano	$0	N/A	N/A

Other Bonuses

From time to time, the Compensation Committee may exercise its discretion to approve bonuses outside of the Performance Compensation Plan. In connection with joining the Company, Mr. Nicholson received a sign-on bonus of $50,000 as well as a guaranteed bonus of $100,000 to be paid in March of 2008.

Long-Term Cash Incentive Compensation

We designed our long-term cash incentive plan (the “Long-Term Cash Plan”) to focus our executives’ efforts on achieving consistent corporate net income growth. Under the Long-Term Cash Plan, each year the Compensation Committee designates a consecutive three-year period as a “performance cycle” and establishes three-year performance targets that the Company must achieve for an executive to be paid under the Plan at the end of the cycle.

The performance metrics for the three-year performance cycles covering fiscal years 2004-2006 and 2005-2007 were a combination of return on invested capital and comparable store sales growth. For the 2004-2006 performance cycle, the target for comparable store sales growth for the three-year period was set at 5.2%. For the 2005-2007 performance cycle, the comparable stores sales growth target was set at 5.0%. Our executives did not receive any payments during fiscal year 2007 under the Long-Term Cash Plan for the 2004-2006 performance cycle since the Company did not meet its targets with respect to this cycle. We also did not achieve our goals for the 2005-2007 cycle, and, accordingly, our current named executive officers did not receive a payout in 2008 for that cycle. We believe that this illustrates that our Compensation Committee sets aggressive performance goals under our Long-Term Cash Plan.

In recognition of our desire to meet our long-term business objectives of consistent sales growth and consistent net income growth, the Compensation Committee changed the performance targets for the 2006-2008 and 2007-2009 cycles to a combination of return on net assets and earnings per share. The Committee made this change because it believed that these metrics would be stronger indicators of how we invest our capital and whether we are achieving consistent net income growth. The return on net assets performance metric permits us to measure whether the investments the Company is making in its business are earning a proper return, thereby permitting us to consistently grow our net income.

For the 2006-2008 and 2007-2009 performance cycles, the Compensation Committee also modified the plan design by adding a feature that permits the executive to earn compensation for the achievement of one-year performance targets (also based on return on net assets and earnings per share) within the three-year cycles. If the Company meets any of its one-year targets, the executive is eligible to earn 25% of his or her total long-term target cash bonus and may earn such amount for each year that the Company achieves its one-year performance goals during the three-year cycle. These earned amounts are “banked” and paid to the executive at the end of the three-year performance cycle. If the Company does meet the cumulative three-year goal, the executive earns an additional 25% of his or her total target cash bonus. The executive must be employed by the Company at the end of the three-year performance cycle in order to receive any cash bonus under the Long-Term Cash Plan. By adding this element of banked compensation, which will be forfeited if the executive is separated from the Company, this new feature was thought to strengthen the retentive nature of the Long-Term Cash Plan. In addition, we also believe that this formulation provides a better balance between the long-term performance of the Company and the need to provide competitive pay levels to our executives.

During fiscal year 2007, the Company did not achieve the one-year performance target for the first year of the 2007-2009 performance cycle, and our current named executive officers did not earn any amounts for that year in the cycle. The Company did, however, achieve the minimum threshold target for the second year of the 2006-2008 cycle and, accordingly, our named executive officers earned and banked amounts for that year.

Long-Term Equity Incentive Compensation

In addition to long-term cash incentive compensation, the Compensation Committee also awards equity grants. The Company believes that stock options and restricted stock awards further align executives’ interests with those of stockholders and incentivize management to focus on building long-term stockholder value. During fiscal year 2007, consistent with our performance-based compensation practices, in addition to granting time-based restricted stock and stock options to our named executive officers, we also granted performance-based restricted stock to Ms. Krill, Ms. Lazarus and Mr. Lynch. The Compensation Committee approved these performance-based equity grants in order to link more closely the compensation of these executives to the performance of the Company, as well as to make the equity component of their compensation competitive with that of executives holding comparable positions in our peer group. The performance goal applicable to these equity grants was earnings per share, and for fiscal year 2007, this target was set at a level that was approximately 24% higher than actual earnings per share for the prior fiscal year.

Equity Grant Policy

We generally make our annual equity grants to our named executive officers at the regularly scheduled Compensation Committee meeting held in March of each year after the final results of the prior year’s performance are determined. We also make grants during other times of the year when required for new hires, promotions and other business reasons. In determining the timing of equity grants, the Committee only considers valid business purposes and does not take into account fluctuations in the price of the Company’s common stock.

The grant date of an equity award is determined as described below:

•	if the award was approved at the regularly scheduled Compensation Committee meeting held in March, the date of that meeting;

•	if the award was approved at a special meeting of the Compensation Committee, the date of that meeting;

•	if the award was approved by having each Compensation Committee member sign a document containing the terms of the award, the date the last signature is received by the Company; and

•	if the award was made by the Chief Executive Officer under authority delegated to her by the Compensation Committee, the date that she signs a writing containing the key terms of the grant.

Notwithstanding the foregoing, if the award was made in connection with a new hire, the grant date is the start date of employment of such person.

The exercise price for stock options is the fair market value of the Company’s common stock on the grant date, which is set as the closing price per share of the common stock on the New York Stock Exchange for the trading day immediately preceding the grant date. As a result, the options do not have any intrinsic value to the executive unless the market price of the common stock rises.

Change in Control and other Termination Events

Under the terms of the Company’s equity plans, special severance plan and employment agreements, certain of our named executive officers are entitled to compensation and benefits upon the occurrence of specific events, including Change in Control and termination of the executive’s employment without Cause (as such terms are defined in the applicable document). The terms of these arrangements, as well as an estimate of the payments that would have been made to the executive if such events would have occurred at the end of the Company’s fiscal year 2007, are described in detail in the section entitled “Executive Compensation—Payments and Entitlements Upon Change in Control and Other Termination Events.”

Severance

The Company has an employment agreement with Ms. Krill, which was entered into in connection with her becoming Chief Executive Officer in 2005. This agreement provides for payments to be made to Ms. Krill upon certain termination events, including a Change in Control of the Company (as defined under her employment agreement). In addition, during fiscal year 2007, the Company entered into letter agreements with each of Mr. Nicholson, Ms. Lazarus and Mr. Lynch providing that if the executive is terminated for a reason other than cause, he/she is entitled to receive severance in the amount of 12 months’ base salary payable over 12 months, continued health and welfare benefits for 12 months, and a bonus under the Performance Compensation Plan at the targeted level for the year in which he or she was terminated. Under such letter agreements, each such executive also agreed to certain non-competition, non-solicitation and confidentiality obligations.

The current named executive officers, other than Ms. Krill, are also eligible to receive benefits under the Company’s Special Severance Plan. Under this Plan, a participant is eligible to receive benefits if within two years after a Change in Control of the Company (as defined in the Special Severance Plan) there is a Qualifying Termination of their employment. A “Qualifying Termination” is either a termination of the executive’s employment by the Company without Cause or a termination by the executive of his or her employment for Good Reason. A description of Ms. Krill’s employment agreement and the Special Severance Plan is provided in the section entitled “Payments and Entitlements upon Change in Control or other Termination Events” of this proxy statement.

A key difference between Ms. Krill’s arrangement under her employment agreement and that of the other current named executive officers under the Special Severance Plan is the requirement under the Special Severance Plan that a Change in Control occur prior to the occurrence of a Qualifying Termination before severance is paid to the executive under the Plan. Under Ms. Krill’s arrangement, however, Ms. Krill is entitled to receive severance for various termination events, including Good Reason, without the occurrence of a Change in Control (as those terms are defined under her agreement). In addition, one year after a Change in Control and without the occurrence of an additional event, Ms. Krill has the right to terminate her employment (with or without any reason) and receive severance. We believe that the provision permitting Ms. Krill to receive severance benefits upon her voluntary resignation following a Change in Control is important in order to ensure that her economic interests would not be inconsistent with those of our shareholders in the period preceding a Change in Control and to ensure that she has a strong incentive not to voluntarily resign during the one-year period after a Change in Control.

Equity

In the case of equity granted in fiscal year 2007 to our current named executive officers other than to Ms. Krill under her employment agreement, treatment of such awards upon a change in control of the Company or other termination events is subject to the terms of the Company’s 2003 Equity Incentive Plan (the “2003 Equity Plan”). Under the 2003 Equity Plan, if the named executive officer’s employment is terminated by reason of death, Disability or Retirement (as such terms are defined under the Plan), vested stock options remain exercisable for a period of three years following the termination event (or sooner if the options expire before then). All unvested stock options are forfeited. If the named executive officer is terminated for Cause (as defined under the Plan) or the executive voluntarily leaves his or her employment, all stock options granted to such executive terminate on the day following termination. If the named executive officer’s employment is terminated for any reason other than those provided above, only the stock options that are exercisable on the date of such termination may be exercised for a period of up to three months following the termination event. For restricted stock, if the named executive officer’s employment is terminated for any reason, all restricted stock granted to such executive that has not vested by the date of termination is forfeited by the executive. Upon a change in control of the Company, all stock options and restricted stock granted to the named executive officer automatically vest.

Under Ms. Krill’s employment agreement, if Ms. Krill’s employment is terminated by the Company without Cause, by her for Good Reason, due to Disability (as defined in her employment agreement) or if her employment agreement expires as a result of the Company not renewing her employment agreement at the end of the term, all time-vesting stock options and restricted stock granted to Ms. Krill on or after October 1, 2005 will fully vest, and Ms. Krill will be entitled to exercise such stock options for a period of up to three years following any such event, provided that such options have not expired before the end of that period. However, while Ms. Krill’s previous employment agreement with the Company provided that performance-based equity awards would fully vest upon similar termination events (except in the case of Disability), the Compensation Committee decided that it would be in the Company’s and shareholders’ best interests to limit accelerated vesting of future awards under her new employment agreement. As a result, under her current agreement, only that portion of the performance-based restricted stock that is eligible to vest on March 15 following the end of the fiscal year of termination will vest (and then only on a pro rata basis based on actual performance for the year), other than in the case of a Change in Control. All equity awards granted to Ms. Krill under her employment agreement will vest upon a Change in Control and will become exercisable in accordance with the equity plans and award agreements under which such awards were granted.

Different meanings are assigned to the various terms giving rise to benefits and entitlements under Ms. Krill’s employment agreement, the 2003 Equity Plan and the Special Severance Plan. One difference among the documents is the definition of “Change in Control.” For example, under Ms. Krill’s employment agreement, “Change in Control” is defined as set forth in the 2003 Equity Plan, except that if Ms. Krill’s termination occurs prior to a Change in Control but during the pendency of a Potential Change in Control, the date of termination will be deemed as having occurred after a Change in Control. A Potential Change in Control may be triggered by an entity’s acquisition of 15% of the Company’s common stock. Under the Special Severance Plan, the trigger for a Change in Control would occur by an acquisition of 30% of the Company’s common stock. Under the 2003 Equity Plan, a merger in which the Company represents 80% or less of the common stock of the surviving entity would trigger a change in control (an “Acceleration Event”), while under the Special Severance Plan, the Company would need to represent less than 50%. These differences, among others, occur as a result of historical circumstances and individual negotiations with our Chief Executive Officer.

Former Chief Financial Officer

Mr. Smith resigned from the Company effective September 14, 2007. In connection with his resignation, the Company entered into a separation agreement with Mr. Smith under which he is entitled to receive 15 months of his base salary as well as health and welfare benefits to be paid during that period. Under the separation agreement, Mr. Smith is also entitled to 12 months of outplacement services and may exercise his vested stock options for a period of one year following his resignation. Any unvested restricted stock and stock options previously granted to Mr. Smith were forfeited. In addition, Mr. Smith agreed to confidentiality and non-solicitation provisions, as well as a general release of the Company.

Tax and Accounting Considerations

In making its compensation decisions, the Compensation Committee considers the accounting and income tax impact on the Company of its decisions, including the potential non-deductibility of certain compensation. In doing so, the Committee strives to strike an appropriate balance between designing appropriate and competitive compensation packages for its executives, while also maximizing the deductibility of such compensation and ensuring that any accounting consequences to the Company are appropriately reflected in its financial statements.

Section 162(m) of the Code generally disallows deductions to publicly traded companies for compensation paid to its named executive officers in excess of $1.0 million in a taxable year, with certain exceptions for qualified “performance-based compensation.” Time-vesting shares of restricted stock granted to our named executive officers during fiscal year 2007 did not qualify as performance-based compensation under Section 162(m). For those types of compensation that could qualify as performance-based compensation, the Company attempted to meet the qualification requirements.

SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2007

The table below sets forth the total compensation paid or earned by (i) the Company’s Chief Executive Officer and Chief Financial Officer during the fiscal year ended February 2, 2008, (ii) the Company’s three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer who were serving as executive officers as of February 2, 2008, and (iii) if applicable, each other person who was an executive officer of the Company during fiscal year 2007, who as of February 2, 2008, no longer served as an executive officer of the Company and whose total compensation would have placed such person among the Company’s most highly compensated executive officers (each such executive officer, a “named executive officer”). For a description of any employment agreements between the Company and any named executive officers, see the “Compensation Discussion and Analysis” and the “Payments and Entitlements upon Change in Control and other Termination Events” sections of this proxy statement.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (a)	Option Awards ($) (a)	Non-Equity Incentive Plan Compensation ($) (b)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($) (c)	All Other Compensation ($) (d)	Total ($)
Kay Krill President, Chief Executive Officer and Director	2007	$1,083,333	$—	$3,175,300	$2,392,008	$82,500	$23,569	$100,493	$6,857,203
	2006	1,000,000	—	7,259,581	1,781,394	1,495,000	22,093	120,622	11,678,690

Michael Nicholson (e) Executive Vice President and Chief Financial Officer	2007	196,875	150,000	27,604	28,737	8,978	—	105	412,299
	2006	—	—	—	—	—	—	—	—

Adrienne Lazarus President, AnnTaylor Stores	2007	662,500	—	417,041	431,721	81,405	18,814	5,190	1,616,671
	2006	570,017	100,000	480,178	297,636	433,310	8,786	4,132	1,894,059

Brian Lynch President, AnnTaylor Factory	2007	545,417	—	202,408	205,356	301,788	14,915	4,713	1,274,597
	2006	482,898	50,000	199,754	123,306	439,600	15,401	4,029	1,314,988

Anthony Romano Executive Vice President and Chief Supply Chain Officer	2007	585,167	—	247,792	259,979	26,555	17,728	5,129	1,142,350
	2006	538,333	—	287,302	212,660	413,865	10,502	4,042	1,466,704

James Smith (f) Former Executive Vice President, Chief Financial Officer	2007	260,471	—	28,268	28,423	—	20,250	550,332	887,744
	2006	391,000	—	136,687	152,141	300,645	13,454	3,861	997,788

(a)	The amounts in these columns reflect the dollar amount of awards pursuant to the Company’s equity incentive plans recognized as compensation expense for financial statement reporting purposes for the fiscal year ended February 2, 2008 in accordance with Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, as interpreted by Securities and Exchange Commission Staff Accounting Bulletin No. 107, (“SFAS No. 123(R)”) and thus may include amounts related to awards granted in and prior to 2007. Assumptions used in the calculation of these amounts for fiscal years ended February 2, 2008, February 3, 2007 and January 28, 2006 are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended February 2, 2008 in the Company’s Annual Report on Form 10-K. Assumptions used in the calculation of these amounts for the fiscal years ended January 29, 2005 and January 31, 2004 are included in footnote 6 to the Company’s audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended January 28, 2006.

(b)	Reflects amounts (i) earned by the named executive officer under the Company’s Management Performance Compensation Plan and (ii) “banked” by the named executive officer under the Company’s Long-Term Cash Incentive Plan. For fiscal year 2007, amounts earned under the Management Performance Compensation Plan are as follows: Ms. Krill, $0; Mr. Nicholson, $0; Ms. Lazarus, $51,030; Mr. Lynch, $276,957; and Mr. Romano, $0. Amounts banked for fiscal year 2007 under the 2006-2008 performance cycle of the Long-Term Cash Incentive Plan are as follows: Ms. Krill, $82,500; Mr. Nicholson, $8,978; Ms. Lazarus, $30,375; Mr. Lynch, $24,831; and Mr. Romano, $26,555. See the “Compensation Discussion & Analysis” section of this proxy statement for a description of the Company’s Management Performance Compensation Plan and the Long-Term Cash Incentive Plan.

(c)	For Ms. Krill, value represents $22,623 in pension earnings and $947 in deferred compensation earnings; for Ms. Lazarus, $14,617 in pension earnings and $4,197 in deferred compensation earnings; and for Messrs. Lynch, Romano and Smith values represent pension earnings only.

(d)	For Ms. Krill, this represents $43,484 for car service, $32,856 for reimbursement of taxes in connection with car service and $15,395 in life insurance premiums paid by the Company on behalf of Ms. Krill. The remaining amounts for Ms. Krill represent compensation in the form of executive wellness, group personal liability insurance and contributions made by the Company on behalf of Ms. Krill under the Company’s 401(k) savings plan. For the other named executive officers, amounts in this column represent contributions made by the Company on behalf of the named executive officers to its 401(k) savings plan and life insurance premiums paid by the Company on behalf of the named executive officer.

(e)	Mr. Nicholson became employed by the Company on September 17, 2007.

(f)	Mr. Smith’s resigned from the Company effective September 14, 2007. Compensation values for Mr. Smith under the “All Other Compensation” column of the table include severance payments and other benefits which he is entitled to receive under his severance agreement described in the “Compensation Discussion and Analysis” section of this proxy statement.

The table below provides information on cash incentives, stock options and restricted stock granted in fiscal year 2007 to each of the Company’s named executive officers. See the “Compensation Discussion and Analysis” section of this proxy statement for a description of the formula and criteria for determining amounts payable to our named executive officers under the Long-Term Cash Incentive Plan and the Management Performance Compensation Plan.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2007

Name	Plan Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards $ (a)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh) (b)	Stock Price at Close of Market on Date of Grant ($/Sh) (b)	Grant Date Fair Value of Option Awards $ (a)
			Threshold ($)	Target ($)	Maximum ($)
Kay Krill	2003 Equity Incentive Plan	March 15, 2007	—	—	—	50,000	$1,764,000	180,000	$35.28	$35.67	$2,171,795

	Long-Term Cash Incentive Plan		275,000	550,000	1,100,000	—	—	—	—	—	—

	Management Performance Compensation Plan		363,000	1,210,000	2,420,000	—	—	—	—	—	—

Michael Nicholson	2003 Equity Incentive Plan	Sept 17, 2007	—	—	—	9,000	291,240	27,000	32.36	31.96	301,050

	Long-Term Cash Incentive Plan		66,544	133,088	266,176	—	—	—	—	—	—

	Management Performance Compensation Plan		35,910	119,700	239,400	—	—	—	—	—	—

Adrienne Lazarus	2003 Equity Incentive Plan	March 14, 2007	—	—	—	30,000	1,075,800	50,000	35.86	35.28	613,000

	Long-Term Cash Incentive Plan		101,250	202,500	405,000	—	—	—	—	—	—

	Management Performance Compensation Plan		141,750	472,500	945,000	—	—	—	—	—	—

Brian Lynch	2003 Equity Incentive Plan	March 14, 2007	—	—	—	18,000	645,480	27,000	35.86	35.28	331,020

	Long- Term Cash Incentive Plan		82,770	165,540	331,080	—	—	—	—	—	—

	Management Performance Compensation Plan		110,278	367,594	735,188	—	—	—	—	—	—

Anthony Romano	2003 Equity Incentive Plan	March 14, 2007	—	—	—	9,000	322,740	27,000	35.86	35.28	331,020

	Long-Term Cash Incentive Plan		88,515	177,030	354,060	—	—	—	—	—	—

	Management Performance Compensation Plan		106,218	354,060	708,120	—	—	—	—	—	—

(a)	Amounts set forth in the stock and option award columns represent the aggregate grant date fair value computed in accordance with SFAS No. 123(R) based on the assumptions set forth in the Company’s financial statements and footnotes for fiscal year 2007.

(b)	Under the Company’s equity incentive plans, the exercise price for stock options is set at the closing price per share of the Company’s common stock on the New York Stock Exchange for the trading day immediately preceding the grant date.

In fiscal year 2007, the following performance-vesting shares were granted: 25,000 shares to Ms. Krill; 15,000 shares to Ms. Lazarus; and 9,000 shares to Mr. Lynch. These awards vest in three equal installments on each of March 15, 2008, 2009 and 2010, in each case, only if the Company meets performance targets. The time-vesting awards granted to our named executive officers during fiscal year 2007 listed in the table above vest in equal installments on each of the first four anniversaries of the respective grant date. Eighteen-thousand time-vesting stock options and six-thousand time-vesting restricted shares granted to Mr. Smith under the Company’s 2003 Equity Incentive Plan on March 14, 2007 were forfeited by Mr. Smith upon his resignation on September 14, 2007.

The following table shows the number of shares of the Company’s common stock covered by exercisable and unexerciseable options and unvested time-vesting and performance-vesting restricted stock held by the Company’s named executive officers on February 2, 2008.

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR-END

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (p)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (p)
Kay Krill	22,500	—		—	$12.01	March 14, 2011	—		$—	—		$—
	33,750	—		—	13.27	May 3, 2011	—		—	—		—
	28,125	—		—	16.87	January 29, 2012	—		—	—		—
	52,500	—		—	12.71	March 11, 2013	—		—	—		—
	150,000	—		—	26.45	January 29, 2014	—		—	—		—
	39,375	13,125	(a)	—	30.12	March 8, 2014	—		—	—		—
	150,000	—		—	22.27	November 4, 2014	—		—	—		—
	24,375	24,375	(b)	—	25.58	March 15, 2015	—		—	—		—
	133,333	66,667	(c)	—	28.49	November 17, 2015	—		—	—		—
	25,000	75,000	(d)	—	35.49	March 8, 2016	—		—	—		—
	—	180,000	(e)	—	35.28	March 15, 2017	—		—	—		—
	—	—		—	—	—	7,875	(a)	198,923	—		—
	—	—		—	—	—	8,250	(b)	208,395	—		—
	—	—		—	—	—	66,667	(c)	1,684,008	—		—
	—	—		—	—	—	30,000	(d)	757,800	—		—
	—	—		—	—	—	25,000	(e)	631,500	—		—
	—	—		—	—	—	—		—	33,334	(j)	842,017
	—	—		—	—	—	—		—	133,334	(k)	3,368,017
	—	—		—	—	—	—		—	25,000	(l)	631,500

Michael Nicholson	—	27,000	(o)	—	32.36	September 17, 2017	—		—	—		—
	—	—		—	—	—	9,000	(o)	227,340	—		—

Adrienne Lazarus	11,250	3,750	(a)	—	30.12	March 8, 2014	—		—	—		—
	18,750	6,250	(f)	—	23.00	October 28, 2014	—		—	—		—
	30,000	30,000	(g)	—	22.01	February 22, 2015	—		—	—		—
	5,625	16,875	(d)	—	35.49	March 8, 2016	—		—	—		—
	3,750	11,250	(h)	—	39.38	June 6, 2016	—		—	—		—
	—	50,000	(i)	—	35.86	March 14, 2017	—		—	—		—
	—	—		—	—	—	1,875	(a)	47,363	—		—
	—	—		—	—	—	6,250	(f)	157,875	—		—
	—	—		—	—	—	15,000	(g)	378,900	—		—
	—	—		—	—	—	6,750	(d)	170,505	—		—
	—	—		—	—	—	4,500	(h)	113,670	—		—
	—	—		—	—	—	15,000	(i)	378,900	—		—
	—	—		—	—	—	—		—	15,000	(l)	378,900

Brian Lynch	9,375	9,375	(m)	—	27.09	May 24, 2014	—		—	—		—
	2,500	5,000	(b)	—	25.58	March 15, 2015	—		—	—		—
	3,750	11,250	(d)	—	35.49	March 8, 2016	—		—	—		—
	—	27,000	(i)	—	35.86	March 14, 2017	—		—	—		—
	—	—		—	—	—	5,625	(m)	142,088	—		—
	—	—		—	—	—	2,500	(b)	63,150	—		—
	—	—		—	—	—	4,500	(d)	113,670	—		—
	—	—		—	—	—	9,000	(i)	227,340	—		—
	—	—		—	—	—	—		—	9,000	(l)	227,340

Anthony Romano	8,438	—		—	12.71	March 11, 2013	—		—	—		—
	16,875	5,625	(a)	—	30.12	March 8, 2014	—		—	—		—
	9,000	9,000	(b)	—	25.58	March 15, 2015	—		—	—		—
	15,000	15,000	(n)	—	25.14	May 11, 2015	—		—	—		—
	3,750	11,250	(d)	—	35.49	March 8, 2016	—		—	—		—
	—	27,000	(i)	—	35.86	March 14, 2017	—		—	—		—
	—	—		—	—	—	2,250	(a)	56,835	—		—
	—	—		—	—	—	4,000	(b)	101,040	—		—
	—	—		—	—	—	7,500	(n)	189,450	—		—
	—	—		—	—	—	4,500	(d)	113,670	—		—
	—	—		—	—	—	9,000	(i)	227,340	—		—

James Smith	8,438	—		—	12.71	March 11, 2013	—		—	—		—
	5,625	—		—	30.12	March 8, 2014	—		—	—		—
	3,750	—		—	25.58	March 15, 2015	—		—	—		—
	3,750	—		—	37.85	May 10, 2016	—		—	—		—

(footnotes on next page)

(footnotes to table)

(a)	This award vests on March 8, 2008.

(b)	This award vests in two equal installments on each of March 15, 2008 and 2009.

(c)	This award vests on October 1, 2008.

(d)	This award vests in three equal installments on each of March 8, 2008, 2009 and 2010.

(e)	This award vests in four equal installments on each of March 15, 2008, 2009, 2010 and 2011.

(f)	This award vests on October 28, 2008.

(g)	This award vests in two equal installments on each of February 22, 2008 and 2009.

(h)	This award vests in three equal installments on each of June 6, 2008, 2009 and 2010.

(i)	This award vests in four equal installments on each of March 14, 2008, 2009, 2010 and 2011.

(j)	This award was forfeited on March 15, 2008 because the Company did not meet the performance target associated with such shares.

(k)	This award vests in two equal installments on each of March 15, 2008 and 2009, in each case, only if the Company meets the performance target associated with such shares. The tranche scheduled to vest on March 15, 2008 was forfeited because the Company did not meet the performance target associated with such shares.

(l)	This award vests in three equal installments on each of March 15, 2008, 2009 and 2010, in each case, only if the Company meets the performance targets associated with such shares. The tranche scheduled to vest on March 15, 2008 was forfeited because the Company did not meet the performance target associated with such shares.

(m)	This award vests on May 24, 2008.

(n)	This award vests in two equal installments on each of May 11, 2008 and 2009.

(o)	This award vests in four equal installments on each of September 17, 2008, 2009, 2010 and 2011.

(p)	The amounts in this column represent the number of shares outstanding for the named executive officer at the Company’s 2007 fiscal year end multiplied by the Company’s 2007 fiscal year end stock price of $25.26.

The table below shows the number of shares of the Company’s common stock acquired by each named executive officer during fiscal year 2007 upon the exercise of stock options and vesting of restricted stock.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2007

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Kay Krill	—	$—	192,415	$6,835,016
Michael Nicholson	—	—	—	—
Adrienne Lazarus	8,438	219,489	20,875	720,960
Brian Lynch	—	—	8,375	303,686
Anthony Romano	—	—	11,000	396,870
James Smith	—	—	6,750	243,000

PENSION BENEFITS

The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such named executive officer under the AnnTaylor Inc. Pension Plan (“Pension Plan”) determined using interest rate and mortality assumptions consistent with those used in the Company’s financial statements.

PENSION BENEFITS FOR FISCAL YEAR 2007

Name	PLAN NAME	Number of Years of Credited Service at end of Fiscal Year 2007	Present Value of Accumulated Benefits at end of Fiscal Year 2007 ($)	Payments during Fiscal Year 2007 ($)
Kay Krill	AnnTaylor Inc. Pension Plan	12.25	$209,238	$—
Michael Nicholson	AnnTaylor Inc. Pension Plan	—	—	—
Adrienne Lazarus	AnnTaylor Inc. Pension Plan	14.75	106,408	—
Brian Lynch	AnnTaylor Inc. Pension Plan	2.34	47,040	—
Anthony Romano	AnnTaylor Inc. Pension Plan	9.25	105,385	—
James Smith	AnnTaylor Inc. Pension Plan	13.5	149,392	—

The Pension Plan is a tax-qualified retirement plan generally available to all eligible employees upon completion of a 12-month period during which the employee completes 1,000 hours of service. Effective October 1, 2007, the Pension Plan was amended to eliminate future benefit accruals for all employees. Prior to October 1, 2007, the following provisions applied:

Benefits under the Pension Plan are determined as follows:

(a)	For participants with ten years or less of service with the Company:

(i)	1.25% of Compensation (as defined below) for the calendar year up to the Social Security Wage Base (which for 2007 was $97,500), plus

(ii)	1.60% of Compensation for the calendar year in excess of the Social Security Wage Base.

(b)	For participants with more than ten years of service, the sum of (i) and (ii) below:

(i)	For the first ten years of service with the Company:

1)	1.25% of Compensation for the calendar year up to the Social Security Wage Base, plus

2)	1.60% of Compensation for the calendar year in excess of the Social Security Wage Base, plus

(ii)	For years of service in excess of ten years:

1)	1.60% of Compensation for the calendar year up to the Social Security Wage Base, plus

2)	1.95% of Compensation for the calendar year in excess of the Social Security Wage Base.

Participants do not accrue benefits under the Pension Plan for any years of service in excess of 35 years of service with the Company or for service after October 1, 2007.

“Compensation” is defined as W-2 earnings reported for a calendar year, excluding any severance pay, equity grants, moving allowance, car allowance, certain imputed income, or other similar payments, but including pre-tax contributions to a cafeteria plan, a transportation fringe benefit plan or a 401(k) plan. Compensation is limited by the Internal Revenue Code to $225,000 for 2007.

Benefits under the Pension Plan are payable as a lifetime annuity or under a variety of other payment forms, including a lump sum distribution. Benefits are payable, at the election of the participant:

•	at the normal retirement age of 65;

•	upon early retirement after age 55; or

•	upon termination of employment.

For a participant under the Pension Plan to receive any benefits, he or she must have been employed for at least five years by the Company. Full benefits are payable at the normal retirement age of 65. If the participant retires between the ages of 55 and 65, the amount of benefits is reduced to reflect the additional years of pension payments. If the participant retires at age 55, he or she will be entitled to 60% of the accrued benefits. If the participant elects to commence payments upon termination of his or her employment with the Company prior to age 55 (but after completing at least 5 years of service), the benefit will be payable in a lump sum (or as an annuity, at the election of the participant) and will be reduced to the actuarial equivalent of the benefit payable at age 65.

The present value of accumulated benefits at February 2, 2008 provided in the table above is determined based on the accrued plan benefit at that date and assumes the following:

•	the named executive officer will retire from the Company at age 65, the plan’s normal retirement age;

•	the named executive officer will receive his or her payments in the form of a lump-sum; and

•

the present value of the lump-sum payment is calculated using a discount rate of 6.1% for pre-retirement years (with retirement assumed at age 65) and 5.6% for post-retirement years, consistent with the assumptions used for financial reporting purposes.

For calculation of the changes in pension value, the present value of accumulated benefits at February 3, 2007 (the end of the Company’s 2006 fiscal year) is determined using the same assumptions and methodologies described above, except that the discount rate of 5.80% is applied to pre-retirement years and 5.30% for post-retirement years.

Credited service under the Pension Plan is different from the participant’s actual years of service with the Company. Before October 1, 2007, credited service for benefit accruals under the Pension Plan begins the first of the month following the completion of one year of service with the Company. Credited service is frozen as of September 30, 2007.

NONQUALIFIED DEFERRED COMPENSATION

Under the Company’s Non-Qualified Deferred Compensation Plan (“Deferred Compensation Plan”), certain executives, including the named executive officers, may defer up to 50% of his or her salary as well as up to 100% of awards earned under the Management Performance Compensation Plan during the calendar year.

Under the Deferred Compensation Plan, beginning on the anniversary of the executive’s date of hire, the Company will match the amount of the base and bonus compensation deferred by the executive during the Plan year minus the Internal Revenue Code Section 401(a)(17) qualified plan compensation limit as indexed on an annual basis (“Eligible Compensation”). If an executive elects to defer up to 3% of his or her Eligible Compensation, the Company matches 100% of the deferral. If an executive elects to defer more than 3% of his or her Eligible Compensation, the Company matches amounts deferred over 3% and up to 6% of Eligible Compensation at a rate of 50%. The amounts deferred by the executive and credited under the executive’s deferred compensation account are at all times fully vested. The Company’s matching deferral credited to an executive’s deferred compensation account vests upon the second anniversary of the executive’s date of hire, or earlier upon a Change in Control. The definition of “Change in Control” is discussed in the “Payments and Entitlements Upon Change in Control and Other Termination Events” section of this proxy statement.

Amounts held under the Deferred Compensation Plan (including amounts under the prior deferred compensation plan described below) may be invested by the executive through participation in certain mutual funds made available under the Deferred Compensation Plan.

The Deferred Compensation Plan provides for payments in compliance with Section 409A of the Internal Revenue Code (“Section 409A”). Accordingly, six months after the date of an executive’s separation from service, an executive is entitled to receive, in a single lump sum cash payment, the vested amounts credited in his or her deferred compensation account. If the separation from service takes place after the executive’s normal or early retirement date, the executive may receive payments in installments in the form he or she elected prior to participation in the plan.

If the executive’s employment is terminated due to death or disability, the Company will pay to the executive or his or her estate, on the date of separation from service and in a single lump sum, the vested amount credited under his or her deferred compensation account. If the executive incurs a severe financial hardship caused by an accident, illness or similar extraordinary and unforeseeable emergency beyond the control of the executive, the executive may elect immediate payment of all or a portion of the vested amount credited to the executive’s deferred compensation account, subject to Company authorization and compliance with Section 409A.

In addition, in the event of the occurrence of a Change in Control of the Company, the executive is entitled to receive in a single lump sum payment, the amounts then credited to his or her deferred compensation account as soon as practicable thereafter.

The Deferred Compensation Plan became effective January 1, 2008 and replaced a non-qualified deferred compensation plan which did not provide for matching employer contributions and under which executives could defer only up to 25% of base salary and 100% of bonus awards and would earn interest on the deferred amounts.

The table below provides, for each named executive officer, information relating to his or her deferred compensation activity and balances, if any.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2007

Name	Executive contributions in Fiscal Year 2007 ($) (a)	Company contributions in last Fiscal Year 2007 ($)	Aggregate earnings in Fiscal Year 2007 ($) (b)	Aggregate withdrawals/ distributions in Fiscal Year 2007 ($)	Aggregate balance at end of Fiscal Year 2007 ($) (c)
Kay Krill	$—	$—	$6,177	$—	$75,493
Michael Nicholson	4,375		29		4,404
Adrienne Lazarus	90,938	—	32,825	—	376,398
Brian Lynch	—	—	—	—	—
Anthony Romano	3,000	—	28	—	3,028
James Smith	—	—	—	—	—

(a)	Any contributions reported in this column are reflected as compensation for the respective named executive officer in the Summary Compensation Table of this proxy statement.

(b)	$947 of Ms. Krill’s earnings and $4,197 of Ms. Lazarus’ earnings reflected in this column are disclosed in footnote (c) of the Summary Compensation Table.

(c)	$89 of the aggregate balance for Ms. Krill and $91,254 of the aggregate balance for Ms. Lazarus was reported as compensation in the Summary Compensation Table in previous years.

EQUITY COMPENSATION PLANS

The following table sets forth information with respect to shares of Company’s common stock that may be issued under the Company’s existing equity compensation plans:

EQUITY COMPENSATION PLAN INFORMATION AS OF FEBRUARY 2, 2008

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders (1)	2,762,796	$29.66	894,304	(2)
Equity compensation plans not approved by security holders (3)	936,153	$26.11	422,143

Total	3,698,949	$28.65	1,316,447

(1)	Consists of the 1992 Stock Option and Restricted Stock and Unit Award Plan, the 2003 Equity Incentive Plan and the Associate Discount Stock Purchase Plan (“ADSPP”).

(2)	Includes 190,253 shares of common stock available for issuance under the ADSPP.

(3)	Consists of the 2000 Stock Option and Restricted Stock Award Plan and the 2002 Stock Option and Restricted Stock and Unit Award Plan. For a description of the material features of these Plans, see Note 8 “Other Equity and Stock Incentive Plans” in the Notes to Consolidated Financial Statements included in the Company’s Form 10-K for the fiscal year ended February 2, 2008.

PAYMENTS AND ENTITLEMENTS UPON CHANGE IN CONTROL AND

OTHER TERMINATION EVENTS

The following is a description of the specific circumstances relating to termination of employment and Change in Control of the Company that will trigger payments to each named executive officer and a calculation of the estimated payments to such officers as a result of the occurrence of such events had they occurred on February 2, 2008, the end of the Company’s fiscal year. “Change in Control” is generally defined as (i) the acquisition of a substantial percentage of the Company’s common stock (at least 20% under Ms. Krill’s employment agreement and under the Company’s 2003 Equity Incentive Plan, and at least 30% under the Company’s Deferred Compensation Plan and the Special Severance Plan), (ii) a change in the majority of the Board of Directors, or (iii) certain reorganizations, mergers or consolidations involving the Company.

Kay Krill

The Company has a three-year employment agreement with Ms. Krill, which was entered into in connection with her becoming Chief Executive Officer on October 1, 2005. This agreement provides for payments to be made to Ms. Krill upon certain termination events, including a Change in Control of the Company.

Cash Compensation

Under Ms. Krill’s employment agreement, if any of the following termination events (the “Termination Events”) occurs:

•

Ms. Krill’s employment is terminated by the Company without “Cause” (generally defined as conviction for the commission of a felony; dishonesty; refusal to follow directions of the Board; gross nonfeasance; breach of confidentiality or restrictive covenant provisions; or certain other instances of willful misconduct);

•	Ms. Krill’s employment is terminated by Ms. Krill for “Good Reason” (as defined below);

•	Ms. Krill’s employment is terminated due to “Disability” (which entails her inability to perform her duties as a result of physical or mental incapacity for a period of six consecutive months); or

•	the agreement expires as a result of the Company not renewing her employment agreement,

Ms. Krill is entitled to receive, in addition to medical and welfare benefits, cash severance (payable monthly) for a specified period based on:

•	her annual salary, plus

•

the average of her total bonuses (including her bonuses under the Company’s Management Performance Compensation Plan and Long-Term Cash Incentive Plan) earned over the prior three fiscal years (or lesser period so as to exclude any year before fiscal year 2006), except that in the case of Disability, only her salary and the average of her annual bonuses under the Company’s Management Performance Compensation Plan will be used and any disability payments she would have received under the Company’s disability plans would be deducted.

In the case of a termination due to Disability, the severance period is 18 months. In the other circumstances, the severance period is the longer of 18 months or the remainder of the term of her employment agreement, and she would also be entitled to outplacement services. In the event of Ms. Krill’s Disability, after the 18-month severance period and until Ms. Krill reaches the age of 65, Ms. Krill is entitled to receive payments under the Company’s applicable short-term and long-term disability plans, which long-term disability payments may not be less than 60% of her annual base salary in effect on the date of termination.

During the term of Ms. Krill’s employment agreement and throughout any severance period, the Company is required to maintain a supplemental life insurance policy on behalf of Ms. Krill. This policy provides for a death benefit to her beneficiary of no less than $7 million, the proceeds of which would be paid upon her death.

If following a Change in Control, Ms. Krill’s employment is terminated without Cause or she terminates her employment for Good Reason, then instead of the cash severance described above, Ms. Krill is entitled to receive a lump-sum cash severance payment equal to three times the sum of:

•	her annual salary, plus

•	the average of her total bonuses earned over the prior three fiscal years (or lesser period so as to exclude any year before fiscal year 2006).

Ms. Krill has “Good Reason” to terminate her employment with the Company:

•

upon a failure by the Company to comply with any material provision of her employment agreement which has not been cured within ten business days after notice of noncompliance has been given by Ms. Krill to the Company,

•	upon action by the Company resulting in a diminution of Ms. Krill’s title or authority,

•	upon the Company’s relocation of Ms. Krill’s principal place of employment outside of the New York City metropolitan area, or

•	one year after a Change in Control.

Equity Compensation

Upon a Termination Event, all time-vesting stock options and time-vesting restricted stock granted to Ms. Krill on or after October 1, 2005 will fully vest, and Ms. Krill is entitled to exercise these stock options for a period of up to three years following the Termination Event, provided that such options have not expired before the end of that period. While Ms. Krill’s previous employment agreement with the Company had provided that performance-based equity awards would fully vest upon similar termination events (except in the case of Disability), the Compensation Committee decided to impose a limitation on the acceleration of vesting of performance-based restricted stock awards made on or after October 1, 2005. As a result, upon a Termination Event not involving a Change in Control, only that portion of these awards which is eligible to vest on March 15 following the end of the fiscal year of termination will vest (and then only on a pro rata basis based on the number of days employed in that year).

In the case of a Change in Control, regardless of whether her employment is terminated, all equity awards granted to Ms. Krill will vest and will become exercisable in accordance with the equity plans and award agreements under which such awards were granted. Ms. Krill will also be entitled to a gross-up to compensate her for “golden parachute” excise taxes.

Restrictive Covenants

Ms. Krill is subject to non-solicitation and non-competition covenants during her employment, during the period in which she receives severance payments and, in the case where the Company terminates her employment for Cause or Ms. Krill terminates her employment without Good Reason, for the following 12 months.

See the “Pension Benefits” and “Non-Qualified Deferred Compensation” sections of this proxy statement for pension and deferred compensation benefits paid to Ms. Krill and the other named executive officers upon termination or Change in Control, if applicable.

The following table summarizes the amounts that would be payable to Ms. Krill upon the occurrence of the following termination events and/or Change in Control if such events and/or Change in Control were to have occurred on February 2, 2008 (the end of the Company’s 2007 fiscal year):

2007 Potential Payments to Kay Krill upon the Occurrence of Certain Events

Component of Compensation	Executive’s Voluntary Termination	Termination by the Company For Cause	Termination by the Executive For Good Reason	Termination by the Company Without Cause	Termination due to the Executive’s Disability		Termination upon the Executive’s Death		Change in Control of Company without the Executive’s Termination	Change in Control of Company with the Executive’s Termination
Cash Severance (base salary + bonus)	—	—	$2,241,563	$2,241,563	$2,640,000		—		—	$4,483,125
Restricted Stock (a)—Accelerated	—	—	$6,217,143	$6,217,143	$5,809,825		$5,809,825		$8,322,160	$8,322,160
Stock Options (a)—Accelerated	—	—	—	—	—		—		—	—
Health & Welfare	—	—	$19,686	$19,686	$19,686		—		—	$13,124
Other	—	—	—	—	$9,447,500	(b)	$9,250,000	(c)	—	$30,000	(d)
Excise Tax Gross-Up	—	—	—	—	—		—		—	—
Total	—	—	$8,478,392	$8,478,392	$17,917,011		$15,059,825		$8,322,160	$12,848,409

(a)	For the table above as well as for all the tables that follow in this section entitled, “Potential Payments upon Change in Control or Other Termination Events”, the restricted stock value represents the number of shares outstanding for the executive multiplied by the Company’s 2007 fiscal year end stock price of $25.26. For stock options, the value represents the number of the option shares outstanding for the executive multiplied by the difference between the Company’s 2007 fiscal year end stock price and the option’s exercise price.

(b)	Represents payments under the Company’s short-term and long-term disability plans that Ms. Krill would be entitled to receive after the initial 18-month severance period.

(c)	Represents the death benefit payable to Ms. Krill’s beneficiary under basic and supplemental life insurance policies.

(d)	Represents the approximate value of outplacement services for one year.

Other Named Executive Officers

Our current named executive officers, other than Ms. Krill, are subject to the terms of the AnnTaylor Stores Corporation Special Severance Plan (the “Severance Plan”). Under the Severance Plan, the executive is entitled to receive cash severance upon the occurrence of a “Qualifying Termination” following a Change in Control of the Company. A “Qualifying Termination” includes a termination of the executive’s employment by the Company without “Cause” or a termination by the executive of his or her employment for Good Reason. “Cause” is defined as the

•	willful and continued failure by the executive to substantially perform his or her duties with the Company (other than by reason of physical or mental capacity); or

•	the conviction of the executive for the commission of a felony involving moral turpitude.

The executive has “Good Reason” to terminate his or her employment if any of the following occurs after a Change in Control:

•	his or her duties or authority is diminished materially;

•	the location of his or her place of employment has changed by more than fifty miles; or

•	there has been a reduction in the executive’s salary or bonus opportunity.

In the event of a Change in Control with a Qualifying Termination, the executive is entitled to receive a lump sum equal to 2.5 times his or her “Annual Compensation.” “Annual Compensation” is the executive’s current base salary plus the average of the annual bonuses earned by the executive over the prior three full fiscal years or, if higher, in the three years including the year in which the Qualifying Termination occurs. In addition, for a period of 30 months following the date of a Qualifying Termination, the executive is entitled to receive all Company-paid benefits under any group health plan and life insurance plan of the Company. Upon a Change in Control of the Company, in accordance with the terms of the Company’s 2003 Equity Incentive Plan, all stock options and restricted stock granted to the named executive officer automatically vest.

Under the Severance Plan, in exchange for the severance benefits described above, the participant is required to sign a release in favor of the Company relating to all claims or liabilities of any kind with the Company. In addition, the executive is entitled to a gross-up payment to compensate him or her for “golden parachute” excise taxes.

Under the Company’s disability plans, each of our named executive officers (other than Ms. Krill, whose arrangement is covered by her employment agreement) is entitled to receive, for the first 2.5 years following the date of disability, 100% of his or her base salary in effect on the date of termination and thereafter, depending on the nature of the disability, up to 60% of his or her base salary, not to exceed $12,500 per month, until he or she reaches the age of 65. The Company maintains on behalf of each executive a basic life insurance policy, the proceeds of which are payable upon the death of the executive. Of our current named executive officers, Mr. Nicholson and Ms. Lazarus each has a supplemental life insurance policy, the premiums of which are not funded by the Company.

As described in the “Compensation Discussion and Analysis” section of this proxy statement, Ms. Lazarus and Messrs. Lynch and Nicholson each has a severance agreement with the Company and is also entitled to the benefits of the Severance Plan.

Assuming the occurrence of the following termination events and/or Change in Control of the Company on February 2, 2008 (the end of the Company’s 2007 fiscal year), each named executive officer will be entitled to receive payments set out in the respective tables below.

The following table summarizes the amounts that would be payable to Mr. Nicholson upon the occurrence of the following termination events and/or Change in Control if such events and/or Change in Control were to have occurred on February 2, 2008 (the end of the Company’s 2007 fiscal year):

2007 Potential Payments to Mr. Nicholson upon the Occurrence of Certain Events

Component of Compensation	Executive’s Voluntary Termination	Termination by the Company For Cause	Termination by the Executive For Good Reason	Termination by the Company Without Cause	Termination due to the Executive’s Disability		Termination upon the Executive’s Death		Change in Control of Company without the Executive’s Termination	Change in Control of Company with Qualifying Termination
Cash Severance (base salary + bonus)	—	—	—	$840,000	—		—		—	$2,100,000
Restricted Stock—Accelerated	—	—	—	—	—		—		$227,340	$227,340
Stock Options—Accelerated	—	—	—	—	—		—		—	—
Health & Welfare	—	—	—	$11,180	$11,180		—		—	$11,180
Other	—	—	—	—	$3,742,5.00	(a)	$1,250,000	(b)	—	—
Excise Tax Gross-Up	—	—	—	—	—		—		—	$933,284
Total	—	—	—	$851,180	$3,753,680		$1,250,000		$227,340	$3,271,804

(a)	Represents payments under the Company’s short-term and long-term disability plans.

(b)	Represents payments under basic and supplemental life insurance policies.

The following table summarizes the amounts that would be payable to Ms. Lazarus upon the occurrence of the following termination events and/or Change in Control if such events and/or Change in Control were to have occurred on February 2, 2008 (the end of the Company’s 2007 fiscal year):

2007 Potential Payments to Ms. Lazarus upon the Occurrence of Certain Events

Component of Compensation	Executive’s Voluntary Termination	Termination by the Company For Cause	Termination by the Executive For Good Reason	Termination by the Company Without Cause	Termination due to the Executive’s Disability		Termination upon the Executive’s Death		Change in Control of Company without the Executive’s Termination	Change in Control of Company with Qualifying Termination
Cash Severance (base salary + bonus)	—	—	—	$1,147,500	—		—		—	$2,868,750
Restricted Stock—Accelerated	—	—	—	—	—		—		$1,626,113	$1,626,113
Stock Options—Accelerated	—	—	—	—	—		—		$111,625	$111,625
Health & Welfare	—	—	—	$12,614	$12,614		—		—	$12,614
Other	—	—	—	—	$4,402,500	(a)	$1,450,000	(b)	—	—
Excise Tax Gross-Up	—	—	—	—	—		—		—	—
Total	—	—	—	$1,160,114	$4,415,114		$1,450,000		$1,737,738	$4,619,102

(a)	Represents payments under the Company’s short-term and long-term disability plans.

(b)	Represents payments under basic and supplemental life insurance policies.

The following table summarizes the amounts that would be payable to Mr. Lynch upon the occurrence of the following termination events and/or Change in Control if such events and/or Change in Control were to have occurred on February 2, 2008 (the end of the Company’s 2007 fiscal year):

2007 Potential Payments to Mr. Lynch upon the Occurrence of Certain Events

Component of Compensation	Executive’s Voluntary Termination	Termination by the Company For Cause	Termination by the Executive For Good Reason	Termination by the Company Without Cause	Termination due to the Executive’s Disability		Termination upon the Executive’s Death		Change in Control of Company without the Executive’s Termination	Change in Control of Company with Qualifying Termination
Cash Severance (base salary + bonus)	—	—	—	$960,500	—		—		—	$2,401,250
Restricted Stock—Accelerated	—	—	—	—	—		—		$773,588	$773,588
Stock Options—Accelerated	—	—	—	—	—		—		—	—
Health & Welfare	—	—	—	$11,804	$11,804		—		—	$11,804
Other	—	—	—	—	$282,500	(a)	$750,000	(b)	—	—
Excise Tax Gross-Up	—	—	—	—	—		—		—	$1,063,513
Total	—	—	—	$972,304	$294,304		$750,000		$773,588	$4,250,155

(a)	Represents payments under the Company’s short-term and long-term disability plans.

(b)	Represents payments under the basic life insurance policy.

The following table summarizes the amounts that would be payable to Mr. Romano upon the occurrence of the following termination events and/or Change in Control if such events and/or Change in Control were to have occurred on February 2, 2008 (the end of the Company’s 2007 fiscal year):

2007 Potential Payments to Mr. Romano upon the Occurrence of Certain Events

Component of Compensation	Executive’s Voluntary Termination	Termination by the Company For Cause	Termination by the Executive For Good Reason	Termination by the Company Without Cause	Termination due to the Executive’s Disability		Termination upon the Executive’s Death		Change in Control of Company without the Executive’s Termination	Change in Control of Company with Qualifying Termination
Cash Severance (base salary + bonus)	—	—	—	$960,000	—		—		—	$1,861,042
Restricted Stock—Accelerated	—	—	—	—	—		—		$688,335	$688,335
Stock Options—Accelerated	—	—	—	—	—		—		$1,800	$1,800
Health & Welfare	—	—	—	$12,524	$12,524		—		—	$12,524
Other	—	—	—	—	$3,547,500	(a)	$750,000	(b)	—	—
Excise Tax Gross-Up	—	—	—	—	—		—		—	—
Total	—	—	—	$972,524	$3,560,024		$750,000		$690,135	$2,563,701

(a)	Represents payments under the Company’s short-term and long-term disability plans.

(b)	Represents payments under the basic life insurance policy.

James Smith

Mr. Smith resigned from the Company effective September 14, 2007. In connection with his resignation, the Company entered into a separation agreement with Mr. Smith under which he is entitled to receive 15 months of his base salary as well as health and welfare benefits to be paid during that period. See the “Summary Compensation Table” for amounts payable to Mr. Smith. Under the separation agreement, Mr. Smith is also entitled to 12 months of outplacement services and may exercise his vested stock options for a period of one year following his resignation. Any unvested restricted stock and stock options previously granted to Mr. Smith were forfeited. In addition, Mr. Smith agreed to confidentiality and non-solicitation provisions, as well as a general release of the Company.

DIRECTOR COMPENSATION

The Board determines and reviews director compensation annually. In its review, the Board considers compensation paid to directors at similarly situated companies and the time commitments required of the directors. The Board also receives advice and recommendations from an outside compensation consultant regarding director compensation.

Cash Compensation

Directors who are employees of the Company do not receive any compensation for serving on the Board of Directors of the Company. Directors who are not employees of the Company receive the following cash fees:

•	an annual fee of $40,000, payable in quarterly installments on February 1st, May 1st, August 1st and November 1st;

•	an attendance fee of $1,500 per Board meeting, which is paid only for the fifth and any subsequent Board meetings attended by the director in any year; and

•	an attendance fee of $1,500 per Board Committee meeting.

In addition, the Committee Chairs receive the following fees:

•	The Audit Committee Chair receives an annual fee of $30,000;

•	The Compensation Committee Chair receives an annual fee of $20,000; and

•	The Nominating and Corporate Governance Committee Chair receives an annual fee of $20,000.

In addition to the applicable fees above, the Non-Executive Chairman of the Board also receives an additional annual cash fee of $60,000.

Equity Compensation

Non-employee directors receive an annual grant of restricted shares of the Company’s common stock valued at $90,000 (rounded to avoid granting fractional shares) on the date of the Annual Meeting of Stockholders. The Non-Executive Chairman receives an additional annual grant of restricted shares of the Company’s common stock valued at $65,000, also on the date of the Annual Meeting of Stockholders.

The number of shares granted to each such director is determined by using the fair market value of the common stock on the grant date (determined as the closing price on the preceding business day). The restricted shares of common stock vest on the first anniversary of the date of grant. Generally, a director will forfeit his or her unvested restricted shares if he or she ceases to be a director prior to the first anniversary of the date of grant.

A non-employee director joining the Board receives an initial grant of restricted shares of the Company’s common stock valued at $150,000 on the grant date. The restricted shares of common stock vest on the third anniversary of the date of grant. The director will forfeit the unvested restricted shares if he or she ceases to be a director for any reason prior to the third anniversary of the date of grant.

The following table lists the compensation paid to the Company’s non-employee directors during fiscal year 2007.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2007

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (a) (b)	Option Awards ($) (c)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compen- sation ($)	Total ($)
James J. Burke, Jr.	$61,000	$86,539	—	—	—	—	$147,539
Wesley E. Cantrell	79,500	86,539	—	—	—	—	166,039
Dale W. Hilpert	78,000	86,539	—	—	—	—	164,539
Ronald W. Hovsepian	124,000	133,149	—	—	—	—	257,149
Linda A. Huett	52,000	86,539	—	—	—	—	138,539
Michael W. Trapp	83,500	86,539	—	—	—	—	170,039
Daniel W. Yih	25,522	22,392	—	—	—	—	47,914
Robert C. Grayson (d)	46,000	96,833	—	—	—	—	142,833

(a)	The grant date fair value for the restricted stock award granted to each director (other than Mr. Hovsepian and Mr. Yih) on May 17, 2007 is $89,998. The grant date fair value for the restricted stock award granted to (i) Mr. Hovsepian on May 17, 2007 is $155,003 and (ii) Mr. Yih on August 23, 2007 is $150,010. The values in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended February 2, 2008 in accordance with SFAS No. 123(R) and thus may include amounts from awards granted in and prior to 2007.

(b)	As of February 2, 2008, each of our current directors held 2,463 shares of unvested restricted stock, except for Mr. Hovsepian, who held 4,242 shares and Mr. Yih, 5,092 shares.

(c)	As of February 2, 2008, each of the following directors held the respective number of unexercised options to purchase shares of the Company’s common stock: Mr. Burke, 33,000 shares; Mr. Cantrell, 49,875 shares; Mr. Hilpert, 16,875 shares; Mr. Hovsepian, 54,375 shares; Ms. Huett, 16,875 shares; Mr. Trapp, 24,375 shares; and Mr. Yih, 0 shares.

(d)	Mr. Grayson resigned from our Board effective November 14, 2007.

BENEFICIAL OWNERSHIP OF COMMON STOCK

Principal Stockholders

The following table sets forth certain information as of March 20, 2008 concerning the beneficial ownership of the Company’s common stock by (i) each stockholder who is known by the Company to own beneficially in excess of 5% of the outstanding common stock, (ii) each current director, (iii) the current executive officers listed in the Summary Compensation Table above, and (iv) all current directors and executive officers as a group. Except as otherwise indicated, each stockholder listed below has sole voting and investment power with respect to his or her shares of common stock. The Securities and Exchange Commission has defined the term “beneficial ownership” to include any person who has or shares voting power or investment power with respect to any security or who has the right to acquire beneficial ownership of any security within 60 days.

Name of Beneficial Owner	No. of Shares of Common Stock	Percent of Class
T. Rowe Price Associates, Inc. (a)	5,384,375	8.82%
FMR LLC (b)	4,466,200	7.32%
Highfields Capital Management LP (c)	4,330,886	7.10%
Ronald W. Hovsepian (d)	64,750	*
Kay Krill (d)	1,200,422	1.94%
Adrienne Lazarus (d)	190,023	*
Brian Lynch (d)	100,030	*
Michael Nicholson (d)	29,000	*
Anthony M. Romano (d)	130,966	*
James J. Burke, Jr. (d)	115,346	*
Wesley E. Cantrell (d)	52,471	*
Dale W. Hilpert (d)	25,471	*
Linda A. Huett (d)	25,471	*
Michael W. Trapp (d)	32,971	*
Daniel W. Yih (d)	5,092	*
All Current Executive Officers and Directors as a Group (13 persons) (d)	2,071,876	3.33%

*	Less than 1%

(a)	In an amended Schedule 13G filed with the Securities and Exchange Commission on February 13, 2008, T. Rowe Price Associates, Inc. (“Price Associates”) reported beneficial ownership of 5,384,375 shares. Price Associates has sole voting power over 1,225,100 shares and sole dispositive power over 5,384,375 shares. Price Associates’ address is 100 E. Pratt Street, Baltimore, Maryland 21202.

(b)	In an amended Schedule 13G filed with the Securities and Exchange Commission on February 14, 2008, FMR LLC and Edward C. Johnson 3d (“ECJ”) reported beneficial ownership of 4,466,200 shares. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and an investment adviser, is the beneficial owner of the 4,466,200 shares as a result of acting as investment adviser to various investment companies. ECJ and FMR LLC, through its control of Fidelity, and the Fidelity funds (the “Fidelity Funds”), each has sole power to dispose of the 4,466,200 shares. Neither FMR LLC nor ECJ has the sole power to vote or direct the voting of the shares owed directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. FMR LLC’s address is 82 Devonshire Street, Boston, Massachusetts 02109.

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(c)	In a Schedule 13G filed with the Securities and Exchange Commission on January 25, 2007, Highfields Capital Management LP (“Highfields Capital Management”), Highfields GP LLC (“Highfields GP”), Highfields Associates LLC (“Highfields Associates”), Jonathon S. Jacobson and Richard L. Grubman, with respect to the common shares directly held by Highfields Capital I LP (“Highfields I”), Highfields Capital II LP (“Highfields II”) and Highfields Capital III L.P., reported beneficial ownership of 4,330,886 shares. Each of Highfields Capital Management, Highfields GP, Highfields Associates, Mr. Jacobson and Mr. Grubman has sole voting power and sole dispositive power over 4,330,886 common shares. The address for each of Highfields Capital Management, Highfields GP, Highfields Associates, Mr. Jacobson and Mr. Grubman is: c/o Highfields Capital Management, John Hancock Tower, 200 Clarendon Street, 51st Floor, Boston, MA 02116.

(d)	The shares listed include shares subject to stock options that are or will become exercisable within 60 days of March 20, 2008 as follows: Mr. Hovsepian, 54,375 shares; Ms. Krill, 754,270 shares; Ms. Lazarus, 106,250 shares; Mr. Lynch, 28,625 shares; Mr. Nicholson, 0 shares; Mr. Romano, 81,188 shares; Mr. Burke, 33,000 shares; Mr. Cantrell, 43,875 shares; Mr. Hilpert, 16,875 shares; Ms. Huett, 16,875 shares; Mr. Trapp, 24,375 shares; and Mr. Yih, 0 shares. The shares listed also include restricted shares which have not yet vested and which are subject to forfeiture as follows: Mr. Hovsepian, 4,242 shares; Ms. Krill, 290,876 shares; Ms. Lazarus, 64,000 shares; Mr. Lynch, 62,625 shares; Mr. Nicholson, 29,000 shares; Mr. Romano, 29,250 shares; Mr. Burke, 2,463 shares; Mr. Cantrell, 2,463 shares; Mr. Hilpert, 2,463 shares; Ms. Huett, 2,463 shares; Mr. Trapp, 2,463 shares; and Mr. Yih, 5,092 shares.

SECTION 16(a) BENEFICIAL

OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and certain officers and holders of more than 10% of the Company’s common stock to file with the Securities and Exchange Commission and the New York Stock Exchange reports of their ownership and changes in their ownership of common stock. Based solely on a review of copies of Section 16(a) reports furnished to the Company, or written representations from certain reporting persons, the Company believes that during fiscal year 2007 all transactions were reported on a timely basis.

EXECUTIVE OFFICERS

The following table lists certain information regarding the executive officers of the Company:

Name	Position and Offices
Kay Krill	Chief Executive Officer, President and a Director
Adrienne Lazarus	President, AnnTaylor Stores
Brian Lynch	President, AnnTaylor Factory
Barbara K. Eisenberg	Executive Vice President, General Counsel and Corporate Secretary
Michael J. Nicholson	Executive Vice President, Chief Financial Officer and Treasurer
Anthony M. Romano	Executive Vice President, Chief Supply Chain Officer

Information regarding Ms. Krill is set forth above under “Incumbent Class III Directors Term Expiring 2009.”

Adrienne Lazarus, age 40. Ms. Lazarus has been President of the AnnTaylor Stores division since 2006. From 2005 to 2006, Ms. Lazarus was Executive Vice President of Design and Merchandising for the AnnTaylor Stores division, and from 2004 to 2005, she was Senior Vice President and General Merchandising Manager of this division. From 2001 to 2004, Ms. Lazarus was Senior Vice President and General Merchandising Manager of LOFT.

Brian Lynch, age 50. Mr. Lynch is President of the AnnTaylor Factory division of the Company and of the Company’s store operations. Previously, since 2006 he was Executive Vice President of the division and the Company’s store operations. From 2004 to 2006, he was Senior Vice President of the AnnTaylor Stores division and of the Company’s store operations. Before joining the Company, Mr. Lynch was Senior Vice President of Gap, Inc. from 2000 and 2004.

Barbara K. Eisenberg, age 62. Ms. Eisenberg has been Executive Vice President, General Counsel and Corporate Secretary since 2005. Previously, she was Senior Vice President, General Counsel and Corporate Secretary of the Company from 2001 to 2005.

Michael J. Nicholson, age 41. Mr. Nicholson joined the Company in September 2007 as Executive Vice President, Chief Financial Officer and Treasurer. Previously, since 2006 he was Executive Vice President, Chief Operating and Financial Officer of Victoria’s Secret Beauty Company, a subsidiary of Limited Brands, Inc. From 2005 to 2006, he served as Senior Vice President and Chief Financial Officer of Victoria’s Secret Beauty Company and from 2001 to 2005 as its Vice President and Chief Financial Officer.

Anthony M. Romano, age 45. Mr. Romano has been Executive Vice President, Chief Supply Chain Officer since 2005, and from 2004 until that time, he was Executive Vice President of Corporate Operations. Previously, he was Senior Vice President of Logistics and Purchasing from 1997 to 2004.

STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

From time to time, stockholders of the Company submit proposals that they believe should be voted on by the stockholders. The Securities and Exchange Commission has adopted regulations that govern the inclusion of such proposals in the Company’s proxy materials.

Pursuant to the General Rules under the Securities Exchange Act of 1934, as amended, the Company must receive any stockholder proposals intended to be presented at the 2009 Annual Meeting of Stockholders no later than December 5, 2008, in order to be considered for inclusion in the Company’s proxy statement and form of proxy relating to that meeting.

The Company’s Bylaws provide that, in order for a stockholder to propose any matter for consideration at an annual meeting of the Company other than matters set forth in the Notice of Meeting, such stockholder must have given timely prior written notice to the Corporate Secretary of the Company of such stockholder’s intention to bring such business before the meeting. To be timely for the 2009 Annual Meeting of Stockholders, notice must be received by the Company not less than sixty days nor more than ninety days prior to May 15, 2009, which will be the anniversary date of the prior year’s meeting (or if the meeting date for the 2009 Annual Meeting is not within thirty days before or after the anniversary date of the prior year’s meeting, then not later than the tenth day following the first to occur of the day on which the notice of the date of the meeting is mailed or public disclosure thereof is made). Such notice must contain certain information about such matter and the stockholder who proposes to bring the matter before the meeting, including a brief description of the matter, the reasons for conducting such business at the annual meeting, the name and address of the stockholder, the class and number of shares of common stock beneficially owned by such stockholder, and any material interest of such stockholder in the business so proposed.

ADDITIONAL INFORMATION

Copies of the Company’s 2007 Annual Report to Stockholders, which includes audited financial statements, are being provided to stockholders of the Company with this proxy statement.

NEW YORK, NEW YORK

April 3, 2008

Exhibit A

THE ANNTAYLOR STORES CORPORATION

2003 EQUITY INCENTIVE PLAN, AS AMENDED

1. Purpose.

This 2003 Equity Incentive Plan (the “Plan”) is intended to encourage stock ownership by employees of AnnTaylor Stores Corporation (the “Corporation”), its divisions and Subsidiary Corporations, so that they may acquire or increase their proprietary interest in the Corporation, and to encourage such employees to remain in the employ of the Corporation, its divisions and Subsidiary Corporations, and to put forth maximum efforts for the success of the business. The Plan is also intended to encourage Directors of the Corporation who are not employees or officers of the Corporation or its Subsidiary Corporations (“Eligible Directors”) to acquire or increase their proprietary interest in the Corporation and to further promote and strengthen the interest of such Eligible Directors in the development and financial success of the Corporation and to assist the Corporation in attracting and retaining highly qualified Directors.

2. Definitions.

As used in this Plan, the following words and phrases shall have the meanings indicated:

(a)	“CAUSE” used in connection with the termination of employment or service of a Grantee, shall, unless otherwise determined by the Committee, mean a termination of employment or service of the Grantee by the Corporation or a division or Subsidiary Corporation due to (i) the Grantee’s failure to render services in accordance with the terms of such Grantee’s employment or service, which failure amounts to a material neglect of such Grantee’s duties, (ii) the commission by the Grantee of an act of fraud, misappropriation (including, without limitation, the unauthorized disclosure of confidential or proprietary information) or embezzlement, or (iii) a conviction of or guilty plea or confession to any felony.

(b)	“CODE” shall mean the Internal Revenue Code of 1986, as amended.

(c)	“COMMON STOCK” shall mean shares of the Corporation’s Common Stock, par value $.0068 per share.

(d)	“DISABILITY” shall mean a Grantee’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

(e)	“EXCHANGE ACT” shall mean the Securities Exchange Act of 1934, as amended.

(f)	“EXECUTIVE OFFICER” shall mean an officer of the Corporation who is an “executive officer” within the meaning of Rule 3b-7 under the Exchange Act.

(g)	“FAIR MARKET VALUE” per share as of a particular date shall mean (i) the closing sales price per share of Common Stock as reported on the New York Stock Exchange (or if the shares of Common Stock are not then traded on such exchange, on the principal national securities exchange on which they are then traded) for the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are not then traded on a national securities exchange but are traded on an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee (as defined in Section 3 hereof) in its discretion may determine.

(h)	“GRANTEE” shall mean a person to whom an Option, Restricted Stock Award or Restricted Unit Award has been granted.

(i)	“INCENTIVE STOCK OPTION” shall mean an Option that is intended to be an “incentive stock option” within the meaning of Section 422 of the Code.

(j)	“NONSTATUTORY STOCK OPTION” shall mean an Option that is not intended to be an Incentive Stock Option.

(k)	“OPTION” shall mean the right, granted to a Grantee pursuant to Section 6, to purchase a specified number of shares of Common Stock, on the terms and subject to the restrictions set forth in this Plan and by the Committee upon the grant of the Option to the Grantee.

(l)	“PERFORMANCE GOAL” shall mean the specific objectives that may be established by the Committee, from time to time, with respect to an award granted under the Plan, which objectives may be based on one or more of the following, determined in accordance with generally accepted accounting principles, as applicable: revenue; net or gross comparable store sales; net income; gross margin; operating profit (corporate and/or divisional); earnings before all or any of interest, taxes, depreciation and/or amortization; cash flow; working capital; return on equity, assets, capital or investment; market share; sales (net or gross) measured by store, product line, territory, operating or business unit, customers, or other category; earnings or book value per share of Common Stock; earnings from continuing operations; net worth; turnover or shrinkage in inventory; levels of expense, cost or liability by store, product line, territory, operating or business unit or other category; appreciation in the price of Common Stock; total shareholder return (stock price appreciation plus dividends); implementation of critical projects or processes consisting of one or more objectives based on meeting specified market penetration, geographical business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions and budget comparisons; and personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions. Where applicable, the Performance Goal may be expressed in terms of attaining a specified level of the selected criterion or the attainment of a percentage increase or decrease in the selected criterion, or may be applied to the performance of the Corporation relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. Performance Goals may relate to the performance of a store, business unit, product line, division, territory, or the Corporation or a combination thereof.

(m)	“RESTRICTED SHARE” shall mean a share of Common Stock, awarded to a Grantee pursuant to Section 7, that is subject to the terms and restrictions set forth in this Plan and by the Committee upon the award of the Restricted Share to the Grantee.

(n)	“RESTRICTED UNIT” shall mean the right, awarded to a Grantee pursuant to Section 7, to receive a share of Common Stock or an amount in cash equal to the Fair Market Value of one share of Common Stock, on the terms and subject to the restrictions set forth in this Plan and by the Committee upon the award of the Restricted Unit to the Grantee.

(o)	“RETIREMENT” shall mean a Grantee’s voluntary termination of employment with the Corporation and its Subsidiary Corporations after age 65 with at least 5 years of service with the Corporation or its Subsidiary Corporations.

(p)	“SUBSIDIARY CORPORATION” shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the employer corporation if, at the time of granting an Option, Restricted Stock Award or Restricted Unit Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3. Administration.

The Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors of the Corporation (the “Board”). The Committee shall consist solely of two or more members of the Board, each of whom shall be an “outside director” within the meaning of Section 162(m) of the Code, a “nonemployee director” within the meaning of Rule 16b-3, as from time to time amended, promulgated under Section 16 of the Exchange Act, and an “independent director” within the meaning of the New York Stock Exchange Listed Company Manual.

The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options and to make awards of Restricted Shares and Restricted Units (“Restricted Stock Awards” and “Restricted Unit Awards,” respectively, and sometimes collectively with the grant of Options, “Grants”); to determine the purchase price of the shares of Common Stock covered by each Option (the “Option Price”); to determine the persons to whom, and the time or times at which, Options, Restricted Stock Awards and Restricted Unit Awards shall be granted; to determine the number of shares to be covered by each Option and to determine the number of Restricted Shares and Restricted Units to be covered by each Restricted Stock Award and Restricted Unit Award; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the agreements (which need not be identical) entered into in connection with grants of Options (“Option Agreements”) and Restricted Stock Awards and Restricted Unit Awards (“Restricted Award Agreements”); and to make all other determinations deemed necessary or advisable for the administration of the Plan. Notwithstanding the foregoing (but subject to the provisions of Section 6(j)), the Committee shall not have the authority to reduce the exercise price for any Option by repricing or replacing such Option unless the Corporation shall have obtained the prior consent of its stockholders.

The determinations of the Committee shall be binding and conclusive on all parties. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee shall have the authority in its discretion to delegate to specified officers of the Corporation the power to make Grants, including, without limitation, to determine the terms of such Grants, and the power to extend the exercisability of Options pursuant to Section 6(f), 6(g) or 8(f) or 8(g) hereof, in each case consistent with the terms of this Plan (but only to the extent permissible under Section 409A of the Code, hereinafter, “Section 409A” and the provisions of Section 157 of the Delaware General Corporations Law) and subject to such restrictions, if any, as the Committee may specify when making such delegation; provided that the delegates shall not have authority to make Grants to, or extend the exercisability of Options held by, such delegates or any Executive Officer.

No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Grant made hereunder.

4. Eligibility.

Options, Restricted Stock Awards and Restricted Unit Awards may be granted to employees (including, without limitation, officers who are employees) of the Corporation or its present or future divisions and Subsidiary Corporations, and to Eligible Directors. In determining the persons to whom Options, Restricted Stock Awards and Restricted Unit Awards shall be granted and the number of shares to be covered by each Option and the number of Restricted Shares and Restricted Units to be covered by each Restricted Stock Award and Restricted Unit Award, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Corporation and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan. A person to whom an Option has been granted hereunder is sometimes referred to herein as an “Optionee.”

A Grantee shall be eligible to receive more than one Grant during the term of the Plan, but only on the terms and subject to the restrictions hereinafter set forth.

5. Stock.

The shares of Common Stock subject to Options and Restricted Stock Awards hereunder may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Corporation. Subject to the next sentence, the aggregate number of shares of Common Stock as to which Options, Restricted Shares and Restricted Units may be granted from time to time under this Plan shall not exceed 8,750,000, of which no more than an aggregate of 2,760,000 shares may be used for grants of Restricted Shares and Restricted Units. The limitations established by the preceding sentence shall be subject to adjustment as provided in Section 6(j) or 7(f) hereof, as applicable. Under the Plan, no single employee may be granted Options covering more than 800,000 shares of Common Stock or Restricted Stock and Restricted Unit Awards (constituting performance based compensation within the meaning of Section 162(m) of the Code) covering more than 400,000 shares of Common Stock (subject to any adjustments pursuant to Section 6(j) or 7(f) hereof, as applicable) during any fiscal year of the Corporation.

If any shares subject to an Option grant or Restricted Stock Award are forfeited, canceled, exchanged or surrendered or if a Grant otherwise terminates or expires without a distribution of shares to the Grantee, the shares of Common Stock with respect to such Grant shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Grants under the Plan. If any Restricted Units are forfeited, canceled, exchanged or surrendered or if a Restricted Unit Award otherwise terminates or expires without any payment being required to be made with respect to any of the Restricted Units subject thereto, then such Restricted Units (and, if applicable, the Common Stock subject thereto) shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Grants under the Plan. Notwithstanding the foregoing, the shares of Common Stock available for Grants under the Plan shall be reduced by the following: (i) shares tendered in payment of the exercise price of an award and (ii) shares tendered or withheld in respect of tax withholding obligations.

6. Terms and Conditions of Options.

Each Option granted pursuant to the Plan shall be evidenced by a written Option Agreement between the Corporation and the Optionee, which agreement shall comply with and be subject to the following terms and conditions (and with such other terms and conditions not inconsistent with the terms of this Plan as the Committee, in its discretion, shall establish):

(a)	NUMBER OF SHARES. Each Option Agreement shall state the number of shares of Common Stock to which the Option relates. The number of shares subject to any Option shall be subject to adjustment as provided in Section 6(j) hereof.

(b)	TYPE OF OPTION. Each Option Agreement shall specifically state whether the Option is intended to be an Incentive Stock Option.

(c)	OPTION PRICE. Each Option Agreement shall state the Option Price, which shall be not less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock of the Corporation on the date of grant of the Option. The Option Price shall be subject to adjustment as provided in Section 6(j) hereof. The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted, unless such resolution expressly provides for a specific later date.

(d)

MEDIUM AND TIME OF PAYMENT. The Option Price shall be paid in full, at the time of exercise, (i) in cash, (ii) in shares of Common Stock having a Fair Market Value equal to such Option Price provided that such shares have been held by the Grantee for at least six months prior to such exercise, (iii) in a combination of cash and shares provided that such shares have been held by the Grantee for at least six months prior to such exercise, or (iv) in the sole discretion of the Committee, through a cashless exercise procedure involving a broker; provided, however, that such method and time for payment shall be permitted by and be in compliance with applicable law.

(e)	TERM AND EXERCISE OF OPTIONS. Except as provided in Section 6(j) hereof or unless otherwise determined by the Committee (but subject to Section 9), the shares covered by an Option shall become exercisable over such period, in cumulative installments or otherwise, or upon the satisfaction of such Performance Goals or other conditions, as the Committee shall determine; provided, however, that the Committee shall have the authority to accelerate the exercisability of all or any portion of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate, and provided further, however, that such exercise period shall not (i) be earlier than one year from the date of grant of such Option (subject to Section 6(j)(2)), and (ii) exceed 10 years from the date of grant of such Option. The exercise period shall be subject to earlier termination as provided in Sections 6(f) and 6(g) hereof. An Option may be exercised, as to any or all full shares of Common Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Secretary of the Corporation; provided, however, that an Option may not be exercised at any one time as to fewer than 100 shares (or such number of shares as to which the Option is then exercisable if such number of shares is less than 100).

(f)	TERMINATION. Except as provided in this Section 6(f) and in Section 6(g) hereof (and except as otherwise provided in the applicable award agreement), an Option may not be exercised unless the Optionee is then in the employ or service of the Corporation or one of its divisions or Subsidiary Corporations, and unless the Optionee has remained continuously so employed or in service since the date of grant of the Option. In the event that the employment or service of an Optionee shall terminate or cease other than by reason of death, Disability, Retirement or a termination by the Company for Cause, all Options theretofore granted to such Optionee that are exercisable at the time of such termination may, to the extent not theretofore exercised or canceled, be exercised at any time within the earlier of when the Options expire pursuant to Section 6(e) hereof and three (3) months after such termination of employment or cessation of service, as applicable; provided, however, that the Committee may in its discretion extend the period for exercise of such Options to a date later than three (3) months after such separation or cessation date, but in any event not beyond the date on which the Option would otherwise expire pursuant to Section 6(e) hereof. Notwithstanding the foregoing, if the employment of an Optionee shall terminate voluntarily by the Optionee or by the Company for Cause, all Options theretofore granted to such Optionee shall, to the extent not theretofore exercised, terminate on the day following termination.

(g)	DEATH, DISABILITY OR RETIREMENT OF OPTIONEE. If an Optionee shall die while employed by or in service to the Corporation or a Subsidiary Corporation, or if the Optionee’s employment or service shall terminate or cease by reason of Disability or Retirement, all Options theretofore granted to such Optionee, to the extent exercisable on the date of death or separation, may be exercised by the Optionee or by the Optionee’s estate or by a person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of the death or Disability of the Optionee, at any time within three (3) years after the date of death or termination by reason of Disability or Retirement, or at such later time as the Committee may in its discretion determine, but in any event not beyond the date on which the Option would otherwise expire pursuant to Section 6(e) hereof.

(h)

NONTRANSFERABILITY OF OPTIONS. Options granted under the Plan shall not be transferable except (i) by will or the laws of descent and distribution, or (ii) as specifically provided below in this Section (6)(h). Any Optionee may transfer Nonstatutory Stock Options to members of his or her Immediate Family (as defined below) if (x) the Option Agreement pursuant to which the Nonstatutory Stock Option was granted so provides, (y) such agreement was approved by the Board or the Committee, and (z) the Optionee does not receive any consideration for the transfer. “Immediate Family” means children, grandchildren, and spouse of the Optionee (including domestic partners under applicable law) or one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners. Any Nonstatutory Stock Option agreement may be amended to provide for the transferability feature as outlined above, provided that such amendment is approved by the Board or the Committee. Any Nonstatutory Stock Option not granted pursuant to an Option Agreement expressly permitting its transfer shall not be transferable. During the lifetime of the Optionee, Options may be exercised only by the Optionee, the guardian or legal representative of the Optionee, or the transferee as permitted under this Section 6(h).

(i)	SPECIAL PROVISIONS APPLICABLE TO INCENTIVE STOCK OPTIONS. The provisions of this Section 6(i) shall apply to the grant of Incentive Stock Options, notwithstanding any other provision of the Plan to the contrary. Only employees of the Corporation or any Subsidiary Corporation may be granted Incentive Stock Options under the Plan. In the case of any Incentive Stock Option, to the extent the aggregate Fair Market Value (determined at the time such Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under the Plan and all other Incentive Stock Option plans of the Corporation and any Subsidiary Corporation) exceeds $100,000, such Option shall be treated as a Nonstatutory Stock Option. In no event shall any employee who, at the time such employee would otherwise be granted an Option, owns (within the meaning of Section 424(d) of the Code) stock of the Corporation or any Subsidiary Corporation possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any Subsidiary Corporation, be eligible to receive an Incentive Stock Option under the Plan. To the extent an Incentive Stock Option is exercised more than three months following the termination of the Grantee’s employment (other than a termination resulting from the Grantee’s death or Disability), such Option shall be treated as a Nonstatutory Stock Option.

(j)	EFFECT OF CERTAIN CHANGES. (1) In the event that any dividend or other distribution is declared (whether in the form of cash, Common Stock, or other property), or there occurs any recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event, the Committee shall adjust, (i) the number and kind of shares of stock which may thereafter be issued in connection with Options hereunder, (ii) the number and kind of shares of stock or other property issued or issuable in respect of outstanding Options, (iii) the exercise price, grant price or purchase price relating to any award, and (iv) the limitations set forth in Section 5; in such equitable manner as it deems appropriate, in its sole discretion, to prevent the dilution or enlargement of rights; provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424 of the Code. Any fractional shares resulting from such adjustment shall be disregarded.

(2) If an Acceleration Event (as defined below) shall occur while unexercisable Options remain outstanding under the Plan, such Options not theretofore exercisable by their terms shall become exercisable in full. An “Acceleration Event” shall occur if:

(A) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than any person who on the date hereof is a director or officer of the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or any corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation’s then outstanding securities;

(B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in clause (A) or (C) of this Section 6(j)(2)) whose election by the Board or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(C) there is consummated a merger or consolidation of the Corporation with any other entity other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or

(D) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets.

Following the Acceleration Event, the Committee may provide for the cancellation of all Options then outstanding. Upon such cancellation, the Corporation shall make, in exchange for each such Option, a payment either in (i) cash; (ii) shares of the successor entity; or (iii) some combination of cash or shares thereof, at the discretion of the Committee, and in each case in an amount per share subject to such Option equal to the difference between the per share exercise price of such Option and the Fair Market Value of a share of Common Stock on the date of the Acceleration Event.

(3) In the event of a change in the Common Stock of the Corporation as presently constituted which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

(4) The foregoing adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

(5) Except as hereinbefore expressly provided in this Section 6(j), the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation; and any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets.

(k)	RIGHTS AS A STOCKHOLDER. An Optionee or a transferee of an Option shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a stock certificate for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 6(j) hereof.

(l)

PERFORMANCE GOALS. The Committee may determine that the vesting and/or payment of an Option shall be made subject to one or more Performance Goals. Performance Goals established by the Committee may be different with respect to different Grantees. The Committee shall have the authority to make equitable adjustments to any Performance Goal in recognition of unusual or nonrecurring events affecting the Corporation, its financial statements or its shares, in response to change in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence, including any major settlement, judgment or any other material liability in connection with a litigation or governmental proceeding or investigation, or any gain, loss or expense related to the acquisition, disposition or discontinuance of a business or a segment of a business, or related to a change in accounting principles, or to reflect capital charges. With respect to Options granted to Executive Officers, the vesting and/or payment of which are to be made subject to Performance Goals, the Committee may comply with the applicable provisions of Section 162(m) of the Code, including, without limitation, those provisions relating to the pre-establishment and certification of such Performance Goals. With respect to Grantees who are not Executive Officers, Performance Goals may also include such individual objective or subjective performance criteria as the Committee may, from time to time, establish. Performance Goals applicable to any Option may include a threshold level of performance below which no portion of such Grant shall become vested and/or payable, and levels of performance at which specified percentages of such Grant shall become vested and/or payable.

(m)	OTHER PROVISIONS. The Option Agreements authorized under the Plan may contain such other provisions, including, without limitation, the imposition of (1) restrictions upon the exercise of an Option and (2) provisions that will result in the forfeiture of an Option and/or the shares acquired thereunder in the event the Optionee breaches covenants relating to non-competition, confidentiality and non-solicitation of employees and customers, as the Committee shall deem advisable.

7. Terms and Conditions of Restricted Stock Awards and Restricted Unit Awards.

Each Restricted Stock Award and Restricted Unit Award granted under the Plan shall be evidenced by a written Restricted Award Agreement between the Corporation and the Grantee, which agreement shall comply with, and be subject to, the following terms and conditions (and with such other terms and conditions not inconsistent with the terms of this Plan as the Committee, in its discretion, shall establish):

(a)	NUMBER OF SHARES AND UNITS. The Committee shall determine the number of Restricted Shares to be awarded to a Grantee pursuant to the Restricted Stock Award and the number of Restricted Units to be awarded to a Grantee pursuant to a Restricted Unit Award.

(b)	NONTRANSFERABILITY. Except as set forth in subsections (f) and (h) of this Section 7, a Grantee may not sell, assign, transfer, pledge, hypothecate or otherwise dispose of any Restricted Shares or Restricted Units awarded to said Grantee under this Plan, or any interest therein, except by will or the laws of descent and distribution, until the Restricted Period (as defined below) shall have elapsed, which Restricted Period shall be subject to Section 9 hereof. The Committee may also in its discretion impose such other restrictions and conditions on Restricted Shares and Restricted Units awarded as it deems appropriate including, without limitation, the imposition of provisions that will result in the forfeiture of Restricted Shares and Restricted Units in the event the Grantee breaches covenants relating to non-competition, confidentiality and non-solicitation of employees and customers. In determining the Restricted Period of an award, the Committee may provide that the restrictions shall lapse with respect to specified percentages of the awarded shares or units on successive anniversaries of the date of such award or upon the satisfaction of such other conditions as the Committee may impose, including, without limitation, the attainment of one or more Performance Goals. Subject to the occurrence of an Acceleration Event, as defined in Section 6(j)(2) (in which case the Restricted Period with respect to Restricted Stock Awards shall immediately end and the Restricted Period with respect to Restricted Units shall immediately end if permissible under Section 409A), the Restricted Period shall not end with respect to a Restricted Stock Award or a Restricted Unit Award prior to one year following the date of grant, except for the Restricted Period of a Restricted Stock Award of 200 shares or less (as such shares may be appropriately adjusted by the Committee in the event of any change as set forth in Section 6(j)), which may end earlier than one year, but no earlier than 30 days following the date of grant. In no event shall the Restricted Period end with respect to a Restricted Stock Award or Restricted Unit Award prior to the satisfaction by the Grantee of any liability arising under Section 8 hereof. Any attempt to dispose of any Restricted Shares in contravention of any such restrictions shall be null and void and without effect. The period during which such restrictions on transfer, and such other restrictions as the Committee may impose, are in effect is referred to as the “Restricted Period”.

(c)

CERTIFICATES REPRESENTING RESTRICTED SHARES. The Corporation shall not be required to issue stock certificates representing Restricted Shares awarded to a Grantee until the Restricted Period related to such shares has lapsed. If any stock certificates representing Restricted Shares awarded pursuant to a Restricted Stock Award are issued prior to the lapse of the Restricted Period, such stock certificate shall bear an appropriate legend referring to such restrictions. Such certificates may be retained by the Corporation during the Restricted Period.

(d)	TERMINATION. If the Grantee’s continuous employment or service with the Corporation or any of its divisions or Subsidiary Corporations shall terminate for any reason prior to the expiration of the Restricted Period applicable to any Restricted Shares or Restricted Units granted to such Grantee, or prior to the satisfaction of any other conditions established by the Committee applicable to such Grant, any such Restricted Shares or Restricted Units then remaining subject to restrictions (after taking into account the provisions of subsections (f) and (h) of this Section 7) shall thereupon be forfeited by the Grantee and any such Restricted Shares shall be transferred to, and reacquired by, the Corporation or its Subsidiary Corporation at no cost to the Corporation or the Subsidiary Corporation. In such event, the Grantee, or in the event of his/her death, his/her personal representative, shall, with respect to any such shares, forthwith deliver to the Secretary of the Corporation any stock certificates in the possession of the Grantee or the Grantee’s representative representing the Restricted Shares remaining subject to such restrictions, accompanied by such instruments of transfer, if any, as may reasonably be required by the Secretary of the Corporation.

(e)	RIGHTS AS A STOCKHOLDER. Upon receipt by a Grantee of a Restricted Stock Award, the Grantee shall possess all incidents of ownership of the Restricted Shares (subject to subsection (b) of this Section 7), including, without limitation, the right to receive or reinvest dividends (to the extent declared by the Corporation) with respect to such shares and to vote such shares.

(f)	EFFECT OF CERTAIN CHANGES. The number of Restricted Shares or Restricted Units subject to a Grant shall be appropriately adjusted by the Committee in the event of any circumstance described in Section 6(j)(1). Upon the occurrence of an Acceleration Event, as defined in Section 6(j)(2), all restrictions then outstanding with respect to a Restricted Stock Award shall automatically expire and be of no further force and effect. Upon the occurrence of an Acceleration Event, as defined in Section 6(j)(2), all restrictions then outstanding with respect to a Restricted Unit Award shall automatically expire and be of no further force and effect, and full payment in respect of such Restricted Unit Award shall be made as soon as practicable thereafter, but only if permissible under Section 409A; if such settlement is not permissible under Section 409A, then settlement shall occur in accordance with the other terms of the Restricted Unit Award.

(g)	PERFORMANCE GOALS. The Committee may determine that the vesting and/or payment of a Restricted Stock Award or a Restricted Unit Award shall be made subject to one or more Performance Goals. Performance Goals established by the Committee may be different with respect to different Grantees. The Committee shall have the authority to make equitable adjustments to any Performance Goal in recognition of unusual or nonrecurring events affecting the Corporation, its financial statements or its shares, in response to change in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the acquisition, disposition or discontinuance of a business or a segment of a business, or related to a change in accounting principles, or to reflect capital charges. With respect to Restricted Stock Awards or Restricted Unit Awards granted to Executive Officers, the vesting and/or payment of which are to be made subject to Performance Goals, the Committee may comply with the applicable provisions of Section 162(m) of the Code, including, without limitation, those provisions relating to the pre-establishment and certification of such Performance Goals. With respect to Grantees who are not Executive Officers, Performance Goals may also include such individual objective or subjective performance criteria as the Committee may, from time to time, establish. Performance Goals applicable to any Restricted Stock Award or Restricted Unit Award may include a threshold level of performance below which no portion of such Grant shall become vested and/or payable, and levels of performance at which specified percentages of such Grant shall become vested and/or payable.

(h)	OTHER PROVISIONS. The Committee shall have the authority (and the Restricted Award Agreement may so provide) to cancel all or any portion of any outstanding restrictions and conditions prior to the expiration of the Restricted Period with respect to all or part of a Restricted Stock Award or Restricted Unit Award on such terms and conditions as the Committee may deem appropriate, provided that any such cancellation with respect to Restricted Unit Awards shall only be made in compliance with the provisions of Section 409A. The Restricted Award Agreements authorized under this Plan shall contain such other provisions not inconsistent with the terms hereof as the Committee shall deem advisable. Restricted Unit Awards shall be granted with terms and conditions which comply with or are exempt from the provisions of Section 409A and shall be administered and interpreted in a manner which causes such Restricted Unit Awards to continue to comply with or be exempt from the applicable provisions of Section 409A.

8. Withholding Taxes.

When a Grantee or other person becomes entitled to receive shares of Common Stock pursuant to the exercise of an Option or upon the lapse of restrictions relating to a Restricted Stock Award, or to receive a cash payment with respect to a Restricted Unit Award upon the lapse of restrictions relating thereto, the Corporation shall have the right to require the Grantee or such other person to remit to the Corporation an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Unless otherwise prohibited by the Committee or by applicable law, satisfaction of the withholding tax obligation may be accomplished by any of the following methods or by a combination of such methods: (a) tendering a cash payment, (b) authorizing the Corporation to withhold from the shares of Common Stock or cash otherwise payable (1) one or more of such shares having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the minimum withholding tax obligation or (2) cash in an amount less than or equal to the amount of the total withholding tax obligation and (c) delivering to the Corporation shares of Common Stock (provided that such shares shall have been held for at least six months) having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the total withholding tax obligation.

9. Special Vesting Provisions.

To the extent that an Option is to become exercisable, or an award of Restricted Shares or Restricted Units is to vest, based upon the continued employment of the Grantee, such award shall become exercisable or vest (as the case may be) pursuant to a schedule that provides for exercisability or vesting at a rate no more rapid than in three equal increments on each of the first three anniversaries of the date of grant (subject to earlier exercisability or vesting upon an Acceleration Event or as may provided in an award agreement with respect to the grantee’s death, Disability, Retirement or termination without Cause).

10. Term of Plan.

Unless terminated earlier by the Board, the term of this Plan shall be 10 years from the date the Plan was adopted. No Option, Restricted Stock Award or Restricted Unit Award shall be granted pursuant to this Plan later than May 1, 2013, but Options, Restricted Shares and Restricted Units theretofore granted may extend beyond that date in accordance with their terms.

11. Amendment and Termination of the Plan.

The Board may, at any time and from time to time, suspend, terminate, modify or amend the Plan. Except as provided in Section 6 hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any Grant previously made, unless the written consent of the Grantee is obtained. Furthermore, except as provided in Section 6 hereof, no modification or amendment of the Plan shall be made that, without the approval of stockholders, would:

(a) increase the total number of shares reserved for the purpose of the Plan;

(b) reduce the exercise price for Options by repricing or replacing such Grants; or

(c) otherwise require approval under applicable law or the rules of the New York Stock Exchange (or such other national stock exchange upon which the Common Stock is listed).

The Committee shall not have the authority to cancel any outstanding Option and issue a new Option in its place with a lower exercise price; provided, however, that this sentence shall not prohibit an exchange offer whereby the Corporation provides certain Grantees with an election to cancel an outstanding Option and receive a grant of a new Option at a future date if such exchange offer only occurs with stockholder approval. Notwithstanding the foregoing, the Committee shall have the authority to amend the Plan and any award made hereunder to the extent necessary to cause the Plan or such award to comply with the provisions of Section 409A and such amendment shall not require the consent of the Grantee.

12. Effective Date.

The Plan was initially adopted on March 11, 2003 by the Board of Directors. The Plan has been amended from time to time thereafter, through March 13, 2008, except that the amendments to the first paragraph of Section 5 shall only become effective if the Corporation’s stockholders approve such amendments at the Company’s 2008 Annual Meeting.

13. Miscellaneous.

(a)	EFFECT OF HEADINGS. The section and subsection headings contained herein are for convenience only and shall not affect the construction hereof.

(b)	COMPLIANCE WITH LEGAL REQUIREMENTS. The Plan and the other obligations of the Corporation under the Plan and any agreement shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Corporation, in its discretion, may postpone the issuance or delivery of Common Stock under any Grant as the Corporation may consider appropriate, and may require any Grantee to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Common Stock in compliance with applicable laws, rules and regulations.

(c)	NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in the Plan or in any agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ or service of the Corporation or any of its divisions or Subsidiary Corporations, to be entitled to any remuneration or benefits not set forth in the Plan or such agreement or to interfere with or limit in any way the right of the Corporation or such division or Subsidiary Corporation to terminate such Grantee’s employment.

(d)	GRANTEE RIGHTS. No Grantee shall have any claim to be made any Grant under the Plan, and there is no obligation for uniformity of treatment for Grantees. Except as provided specifically herein, a Grantee or a transferee of a Grant shall have no rights as a stockholder with respect to any shares covered by any Grant until the date of the issuance of a stock certificate for such shares.

(e)	BENEFICIARY. A Grantee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the executor or administrator of the Grantee’s estate shall be deemed to be the Grantee’s beneficiary.

14. Governing Law.

The Plan shall be construed and administered in accordance with the laws of the State of Delaware without regard to its principles of conflicts of law.

Exhibit B

ANNTAYLOR STORES CORPORATION

AMENDED AND RESTATED ASSOCIATE DISCOUNT STOCK PURCHASE PLAN

1. Purpose.

AnnTaylor Stores Corporation hereby establishes the Amended and Restated AnnTaylor Stores Corporation Associate Discount Stock Purchase Plan, as amended and restated as of May 15, 2008. This Plan is designed to provide eligible employees of the Company and its Designated Subsidiaries who wish to become shareholders in the Company with a convenient method of purchasing Common Stock through payroll deductions. It is believed that associate participation in the ownership of the Company will be to the mutual benefit of both associates and the Company. The Plan is intended to qualify as an employee stock purchase plan under Section 423(b) of the Code.

2. Definitions.

As used in this Plan, the following capitalized terms shall have the meanings set forth below:

(a)	“Account” means the funds accumulated under the Plan with respect to an individual Participant as a result of deductions from the Participant’s paycheck for the purpose of purchasing stock under this Plan. The funds allocated to a Participant’s Account shall remain the property of the Participant at all times but may be commingled with the funds of other Participants or the Company.

(b)	“Board” means the Board of Directors of the Company.

(c)	“Brokerage Investment Account” shall mean the Plan account at a brokerage firm selected by the Company, that is established for each Participant and in which all shares purchased by the Participant pursuant to the Plan are held until withdrawn, sold or delivered pursuant to Section 7 hereof.

(d)	“Business Day” means Mondays through Fridays, but excluding days on which banking institutions in the State of New York are required by law or regulation to be closed.

(e)	“Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any further legislation or regulation amending, supplementing or superseding such section or regulation.

(f)	“Committee” means any committee appointed by the Board to administer the Plan. The members of the Committee shall serve at the pleasure of the Board. Any member of the Committee may resign at any time by notice in writing mailed or delivered to the Secretary of the Company.

(g)	“Common Stock” means the common stock, par value $.0068, of the Company.

(h)	“Company” means AnnTaylor Stores Corporation.

(i)	“Compensation” means a Participant’s salary, wages, commissions, overtime pay, cash payments for incentive compensation and other special cash payments, except to the extent that any such item is specifically excluded by the Board of Directors. “Compensation” does not include sign-on bonuses, severance payments, car allowances, relocation expenses, moving expenses, or any other payment which could be considered as reimbursement for expenses, or non-cash compensation.

(j)	“Contribution” means amounts withheld by the Company, or a Subsidiary of the Company, from the Compensation of a Participant through payroll deductions under and in accordance with Section 6 of this Plan.

(k)	“Custodian” means the party or parties acting as such under the Servicing Agreement.

(l)	“Eligible Employee” has the meaning given to it in Section 4 of this Plan.

(m)	“Employee” means any salaried or hourly employee (including officers) of the Company or any of its Designated Subsidiaries (as defined below), whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan. No Board member who is not also an employee of the Company or any of its Designated Subsidiaries shall be eligible to become a Participant under this Plan. For the purposes of this Plan, the employment relationship shall be treated as continuing intact while an Employee is on any Company-approved leave of absence.

(n)	“Fair Market Value” means, as of any given date, the closing price of the Company’s Common Stock on the New York Stock Exchange on the Trading Day immediately preceding such date. In the event that such price is not available, then the Fair Market Value of the Common Stock will be determined by the Committee in good faith, taking into account the most recent trading price of the Common Stock on the New York Stock Exchange, and such determination will be conclusive.

(o)	“Offering Commencement Date” means the first day of each Offering Period in which there will be an offering, commencing January 1 and then each subsequent April 1, July 1 and October 1, until the Plan terminates. A different date may be set by resolution of the Board. On each such date, the Company shall commence an offering by granting each Participant an option to purchase shares on the Purchase Date. Each option so granted shall be exercisable for the number of shares described in Section 7(a) herein, and shall be exercisable only on the Purchase Date.

(p)	“Offering Period” means the three-month period commencing with the Offering Commencement Date, during which Participants accrue funds in their Accounts. Each such period shall commence on January 1, April 1, July 1 or October 1 of each year that the Plan is in effect. The Board shall have the power to change the duration and/or the required frequency of the Offering Periods under the Plan with respect to future offerings and shall use its best efforts to notify Employees of any change at least 15 days prior to the scheduled beginning of the first Offering Period to be affected. In no event shall any option granted hereunder be exercisable more than twenty-seven months after its date of grant.

(q)	“Participant” means an Eligible Employee who has enrolled as a Participant in accordance with Section 6 of this Plan and whose participation has not terminated under Section 9 hereof.

(r)	“Plan” means this Amended and Restated AnnTaylor Stores Corporation Associate Discount Stock Purchase Plan, as amended from time to time.

(s)	“Purchase Date” means the last day of each Offering Period. On this date, the funds in the Participant’s Account shall be used to purchase shares of Common Stock of the Company pursuant to this Plan.

(t)	“Servicing Agreement” means an agreement entered into by and between the Company and the Custodian governing certain terms and conditions of the Plan and its operation. Such agreement may be modified from time to time.

(u)	“Subsidiary” means any corporation of which the Company now owns, or hereafter acquires, directly or indirectly, at least a majority of the outstanding voting capital stock. A “Designated Subsidiary” means any Subsidiary that has been designated by the Board from time to time in its sole discretion as eligible to participate in this Plan.

(v)	“Trading Day” means any Business Day on which the New York Stock Exchange, other national stock exchanges and the Nasdaq system are open for trading.

In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

3. Shares Subject to the Plan.

(a)	Number Available. The maximum number of shares that will be offered under the Plan is 1,300,000 shares of Common Stock (subject to adjustment pursuant to Section 3(d) hereof).

(b)	Character of Shares to be Issued. Shares sold under the Plan may be authorized and unissued shares or treasury shares.

(c)	Insufficient Number of Shares Available. If the total number of shares for which options are to be granted on any date in accordance with this Plan exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable. In such event, the payroll deductions to be made pursuant to the authorizations therefor shall be reduced accordingly and the Company shall give written notice of such reduction to each Participant affected thereby.

(d)	Adjustments. In the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, offering of rights or other similar change in the capital structure of the Company, the Committee shall make such equitable adjustment as it deems appropriate in the number, kind and purchase price of the shares available for purchase under the Plan and in the maximum number of shares subject to any option under the Plan.

4. Eligibility.

(a)	Employees Eligible to Participate. Any Employee of the Company or a Designated Subsidiary is eligible to participate in this Plan, except (i) Employees who are employed by the Company for less than five calendar months in any calendar year and (ii) Employees who are citizens of a foreign country the laws of which prohibit the granting of options hereunder to its citizens.

(b)	Restrictions on Amount of Stock Which May be Purchased. Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee would own stock and/or hold outstanding options to purchase stock representing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary of the Company (including stock attributed to such Employee pursuant to Section 424(d) of the Code); or (ii) which permits such Employee’s right to purchase stock under all employee stock purchase plans (as described in section 423 of the Code) of the Company and any Subsidiary to accrue at a rate which exceeds $25,000 of Fair Market Value of such stock (determined at the time such option is granted, which is when each Offering Period begins) for any calendar year in which such option would be outstanding at any time. Any amounts received from an Employee which cannot be used to purchase stock as a result of this limitation will be returned to the Employee as soon as practicable, without interest.

5. Offerings and Plan Expiration.

(a)	There will be four quarterly consecutive offerings each year under the Plan. Offerings shall commence on January 1 and then on each subsequent April 1, July 1 and October 1, until the Plan terminates, and the final offering under this Plan shall commence on January 1, 2018 and terminate on March 31, 2018, which date shall be the expiration date of the Plan.

(b)	Participation in one offering under the Plan shall neither limit, nor require, participation in any other offering. Unless the Participant withdraws from the Plan, or their participation in the Plan otherwise terminates as provided in Section 9, participation shall carry over from one Offering Period to the next, until the end of the final offering.

6. Election to Participate, Enrollment and Payroll Deductions.

(a)

An Eligible Employee may become a Participant by completing an enrollment agreement provided by the Company and filing it with the Company at least fifteen days prior to the Offering Commencement Date of the offering to which it relates. At that time, the Employee shall elect to have deductions made from his or her Compensation on each payday during the time the Employee is a Participant in an offering, at the rate of one percent to 15 percent (in increments of 1% only) of the Employee’s Compensation, as specified by the Employee in their enrollment agreement.

(b)	Payroll deductions for a Participant shall commence as of the Offering Commencement Date and shall end on the last day of such Offering Period, unless earlier terminated by the Participant as provided in Section 9.

(c)	All payroll deductions made for a Participant shall be credited to the Participant’s Account under the Plan. No interest will be earned on such payroll deductions. A Participant may not make any separate cash payment into such Account nor may payment for shares be made other than by payroll deduction.

(d)	A Participant may discontinue participation in the Plan as provided in Section 9, but no other change can be made during an Offering Period and, specifically, a Participant may not alter the rate of the Participant’s payroll deductions for that Offering Period.

(e)	A Participant may modify the information set forth in their enrollment agreement (including the rate of the Participant’s payroll deductions for Contributions) at any time and from time to time by submitting a new enrollment agreement to the Company, which will become effective with the first Offering Commencement Date after receipt thereof by the Company or, if such new agreement is received less than fifteen days before the Offering Commencement Date, then effective with the next following Offering Commencement Date.

7. Purchase of Shares.

(a)	Number of Options. On each Offering Commencement Date, the Company shall be deemed to have granted to each Employee who was a Participant on such day an option to buy as many shares of Common Stock as the Participant will be able to buy with the Contributions credited to the Participant’s Account during the Offering Period in which such Offering Commencement Date occurs.

(b)	Exercise Of Option. On the Purchase Date, each Participant shall be deemed to have exercised the options granted by Section 7(a), and shall be deemed to have purchased, at the option purchase price determined in accordance with Section 7(c) hereof, such number of shares of Common Stock reserved for the purpose of the Plan as the Contributions credited to the Participant’s Account during the Offering Period in which the Purchase Date occurs will pay for.

(c)	Option Purchase Price. The option purchase price per share on any Purchase Date shall be the lower of (i) 85% of the Fair Market Value of the Common Stock on the Offering Commencement Date for the Offering Period in which the Purchase Date occurs and (ii) 85% of the Fair Market Value of the Common Stock on such Purchase Date.

(d)	Evidence of Stock Ownership. Promptly following the end of each Offering Period, the number of shares of Common Stock purchased by each Participant on the Purchase Date shall be deposited into a Brokerage Investment Account established in the Participant’s name with the Custodian. The Participant may, upon advance notice to the Company at the time of enrollment, direct that the Brokerage Investment Account be established in the names of the Participant and one other person designated by the Participant, as joint tenants with the right of survivorship, tenants in common, or community property, to the extent and in the manner permitted by applicable law; provided, however, that in the case of any Brokerage Investment Account established on or after October 19, 2001, such account may only be established in the name of the Participant alone.

(e)	Risk. Participants assume all the risks associated with any decrease in the value of their Brokerage Investment Accounts. Participants specifically assume the risk that the balance in their Brokerage Investment Accounts may be more or less than the amount of Common Stock that they may have purchased pursuant to this Plan.

(f)	Sale of Common Stock. A Participant shall have the right to withdraw all or any number of shares in his or her Brokerage Investment Account and (i) to receive certificates representing whole shares, or (ii) to direct the Custodian to sell all or any portion of such shares and to receive the net proceeds of such sale. Following receipt of a request to sell shares, the Custodian shall, subject to the regulations of the Securities and Exchange Commission and unless otherwise agreed to between the Custodian and the Participant, make such sale for the Participant on the next Trading Day or as soon thereafter as practicable.

8. Administration.

(a)	Commissions and Expenses. Except as set forth in the next sentence, the Company shall be responsible for, and pay to the Custodian, all fees, expenses and commissions relating to the establishment and maintenance of Brokerage Investment Accounts, in accordance with the fee schedule agreed to between the Company and the Custodian in the Service Agreement. The foregoing notwithstanding, any fees, expenses and commissions relating to the sale of Common Stock, the purchase of Common Stock with funds other than payroll deductions, and the purchase and sale of anything other than Common Stock, shall be the responsibility of, and paid for by, the Participant.

(b)	Powers of the Committee. The Plan shall be administered by the Committee. The Committee may delegate any or all of its authority hereunder to such officer or officers of the Company as it may designate. The Committee shall be vested with full authority to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan and construe its provisions. Any determination by the Committee in carrying out, administering or construing this Plan shall be final and binding for all purposes and upon all interested persons and their respective heirs, successors, and legal representatives.

(c)	Employees’ Rights as Shareholders. No Participant shall have any rights as a shareholder with respect to any shares until the shares have been purchased in accordance with Section 7 of this Plan and the stock has been issued by the Company. The Custodian shall provide a quarterly statement to each Participant showing all the transactions in the Participant’s Brokerage Investment Account, and the number of shares of Common Stock in such Brokerage Investment Account.

(d)	Voting Rights. The Custodian shall vote whole shares of Common Stock held in a Participant’s Brokerage Investment Account upon receipt of, and in accordance with, written directions timely received from the Participant. If the Custodian receives no such directions, the Custodian shall vote such shares, in its discretion, subject to applicable regulations.

(e)	Limitations. No action of the Company or of the Board in establishing this Plan, nor any action taken by the Company, any Designated Subsidiary, the Board or the Committee or its delegates under this Plan, nor any provision of this Plan, shall be construed as conferring upon any Employee any right to continued employment for any period by the Company or any of its Subsidiaries, or shall interfere in any way with the right of the Company or any Subsidiary to terminate such employment.

9. Termination of Participation.

(a)	Termination of Participation. A Participant’s participation in the Plan shall continue until the earliest of: (i) such time as the Participant notifies the Company in writing that the Participant wishes to withdraw from the Plan and such withdrawal becomes effective, in accordance with Section 9(b) hereof; (ii) the date of the Participant’s separation of employment of the Company or any of its Subsidiaries; and (iii) the termination of the Plan.

(b)

Withdrawal by Participant. A Participant may withdraw from an offering, in whole but not in part, at any time prior to the last Business Day of such offering, by delivering a new enrollment agreement to the Company. A withdrawal will be effective only if it is received by the Company as least 15 calendar days before the proposed date of withdrawal, provided that the Committee, in its discretion, may specify (on a uniform and nondiscriminatory basis) an earlier or later deadline for the submission of enrollment forms. When a withdrawal becomes effective, the Participant’s payroll deductions shall cease, and all amounts then credited to the Participant’s Account with respect to such offering shall be distributed to the Participant, without interest.

(c)	Loss of Eligibility. Participation in the Plan shall be automatically terminated upon the cessation of the Participant’s status as an Eligible Employee for any reason, including separation of employment. As soon as practicable after such separation, the Participant’s payroll deduction Contributions shall cease and all amounts then credited to the Participant’s Account during the offering in which the cessation of the Participant’s status as an Eligible Employee occurred shall be distributed to the Participant, without interest.

(d)	Re-entry. To re-enter the Plan as a Participant, an Eligible Employee must complete and deliver to the Company a new enrollment agreement, in accordance with Section 6 hereof.

(e)	Rights Not Transferable. No Employee shall be permitted to sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions credited to such Employee’s Account or any rights with regard to the exercise of an option to purchase shares under the Plan. If any such action is taken by the Employee, or any claim is asserted by any other person in respect of such right and interest, whether by garnishment, levy, attachment or otherwise, such action or claim will be treated as an election to withdraw from the Plan.

(f)	Death. In the event of the death of the Participant, the amount of payroll deductions not theretofore invested shall be refunded to the Participant’s estate, without interest, such payment to be made as soon as practicable.

10. Amendment or Termination of this Plan.

The Board at any time and from time to time may modify, amend, suspend or terminate this Plan or any part hereof, without notice, provided that no amendment that requires stockholder approval in order to comply with Section 423 of the Code shall be effective unless the same shall be approved by the requisite vote of stockholders of the Company. Amendments will not adversely affect stock options that have already been granted.

11. Compliance with Section 423.

This Plan is designed and intended to comply with Section 423 of the Code, and all provisions hereof shall be construed in a manner to so comply.

ANNTAYLOR STORES CORPORATION 7 TIMES SQUARE, 5TH FLOOR NEW YORK, NY 10036

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on the cut-off date or on the day before the meeting date. Have your proxy card in hand and your control number located on this proxy card when you access the web site and follow the instructions to vote your shares.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by AnnTaylor Stores Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to AnnTaylor Stores Corporation., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ANNTL1 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ANNTAYLOR STORES CORPORATION Vote on Directors

1. To elect four Class II directors to the Board of

Directors of the Company: For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the

01) James J. Burke, Jr., 02) Dale W. Hilpert, 03) number(s) of the nominee(s) on the line below. Ronald W. Hovsepian and 04) Linda A. Huett.

Vote on Proposals For Against Abstain For Against Abstain

2. To approve amendments to the Company’s 2003 4. To ratify the appointment of Deloitte & Touche Equity Incentive Plan, as amended; LLP as the Company’s independent registered public accounting firm for the 2008 fiscal year;

3. To approve the Company’s amended and and restated Associate Discount Stock 5. Such other business as may properly come Purchase Plan; before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 and 4.

Stockholders who hold our common stock at the close of business on March 20, 2008 are entitled to notice of and to vote at the Annual Meeting.

For address changes and/or comments, please check this box and write them on the back where indicated.

Please indicate if you plan to attend this meeting.

Yes No

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

The 2008 Annual Meeting of the Stockholders of AnnTaylor Stores Corporation (the “Company”) will be held at 8:00 A.M., local time, on Thursday, May 15, 2008, at the Company’s offices at 7 Times Square, 5th Floor, New York, New York 10036, for the purposes listed on the reverse side.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

Admission Ticket

This ticket admits only the shareholder(s) listed on the reverse side and is not transferable. If you plan on attending the Annual Meeting in person, please bring, in addition to this Admission Ticket, a government issued picture identification.

AnnTaylor Stores Corporation

7 Times Square, 5th Floor New York, NY 10036

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

5/15/08

The stockholder(s) hereby appoint(s) Barbara Eisenberg, Kay Krill and Michael Nicholson, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of AnnTaylor Stores Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 A.M., Eastern Time on 5/15/08, at the Company’s offices, and any adjournment or postponement thereof.

To the extent the undersigned holds shares of common stock of the Company through participation in the AnnTaylor Associate Discount Stock Purchase Plan and/or the AnnTaylor 401(k) Savings Plan, the undersigned is hereby providing instructions to the respective plan administrator on how to vote the shares which the undersigned is entitled to vote in connection with the Annual Meeting of Stockholders. If a signed proxy card is not returned and received by May 12, 2008, (i) in the case of shares held through the Associate Discount Stock Purchase Plan, the custodian shall not vote such shares and (ii) in the case of Company shares held though the 401(k) Savings Plan, the trustee shall vote such shares in the same proportion as it voted shares for which it received instructions.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED “FOR ALL NOMINEES” LISTED AND “FOR” THE OTHER PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE